Exhibit 2.1

EXECUTION VERSION

CORPORATE CONVERSION AGREEMENT

by and among

BGC PARTNERS, INC.,

BGC GROUP, INC.,

BGC HOLDINGS, L.P.,

BGC GP, LLC,

BGC PARTNERS II, INC.,

BGC PARTNERS II, LLC,

BGC HOLDINGS MERGER SUB, LLC

and

solely for purposes of Section 5.6, Section 5.10, Section 5.11, Section 6.1, Section 6.4,

Section 7.1(f), Section 7.3 and Article VIII,

CANTOR FITZGERALD, L.P.

Dated as of November 15, 2022

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Article IV

REPRESENTATIONS AND WARRANTIES OF BGC PARTNERS, HOLDCO AND THE MERGER SUBS

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Exhibit A:	Form of Amended and Restated Certificate of Incorporation of Holdco
Exhibit B:	Form of Amended and Restated By-Laws of Holdco
Exhibit C:	Form of Support Agreement
Schedule I	Holdco RSU Award Terms

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CORPORATE CONVERSION AGREEMENT

This CORPORATE CONVERSION AGREEMENT, dated as of November 15, 2022 (this “Agreement”), is by and among BGC Partners, Inc., a Delaware corporation (“BGC Partners”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC GP, LLC, a Delaware limited liability company and the general partner of BGC Holdings (“BGC Holdings GP”), BGC Group, Inc., a Delaware corporation and a direct wholly owned Subsidiary of BGC Partners (“Holdco”), BGC Partners II, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Holdco (“Merger Sub 1”), BGC Partners II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Holdco (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), BGC Holdings Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of BGC Holdings (“Holdings Merger Sub”), and, solely for purposes of Section 5.6, Section 5.10, Section 5.11, Section 6.1, Section 6.4, Section 7.1(f), Section 7.3 and Article VIII, Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”).

W I T N E S S E T H:

WHEREAS, BGC Partners and BGC Holdings hold, directly or indirectly and on a combined basis, 100% of the limited partnership interests in BGC Partners, L.P., a Delaware limited partnership (“BGC U.S. Opco”), and BGC Global Holdings, L.P., a Cayman Islands limited partnership (“BGC Global Opco” and together with “BGC U.S. Opco,” the “BGC Opcos”), which are the two operating partnerships of the group companies;

WHEREAS, the limited partners of BGC Holdings, in their capacities as such, currently participate in the economics of the BGC Opcos through BGC Holdings, and the stockholders of BGC Partners, in their capacities as such, currently participate in the economics of the BGC Opcos through BGC Partners;

WHEREAS, the parties desire for the limited partners of BGC Holdings to cease participating in the economics of the BGC Opcos through BGC Holdings and instead to participate in the economics of the BGC Opcos through the same publicly traded entity as the stockholders of BGC Partners;

WHEREAS, Holdco has been formed for the purpose of being such publicly traded entity;

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, (i) prior to the Effective Time, BGC Holdings shall be merged with and into Holdings Merger Sub (the “Holdings Reorganization Merger”), with Holdings Merger Sub as the surviving entity in the Holdings Reorganization Merger, in accordance with the applicable provisions of the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) (ii) at the Effective Time, Merger Sub 1 shall be merged with and into BGC Partners (the “Corporate Merger”), with BGC Partners as the surviving entity in the Corporate Merger and becoming a direct wholly owned Subsidiary of Holdco, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) at the Effective Time, Merger Sub 2 shall be merged with and into Holdings Merger Sub (the “Holdings Merger” and together with the Holdings Reorganization Merger and the Corporate Merger, the “Mergers”), with Holdings Merger Sub as the surviving entity in the Holdings Merger and with Holdco becoming the owner of 100% of the limited liability company interests in Holdings Merger Sub (other than the managing member interest and special voting limited liability company interest, which shall be held by BGC Holdings GP), in accordance with the applicable provisions of the DLLCA;

WHEREAS, the Board of Directors of BGC Partners (the “BGC Partners Board”), upon the recommendation of the Audit Committee and the Compensation Committee of the BGC Partners Board, sitting as a joint committee (the “Joint Committee”), has (i) determined that it is in the best interests of BGC Partners and the stockholders of BGC Partners (other than the Cantor Group), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by BGC Partners of this Agreement and the consummation of the transactions contemplated hereby, including the Corporate Merger and (iii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the stockholders of BGC Partners adopt this Agreement and to submit this Agreement to the stockholders of BGC Partners for adoption;

WHEREAS, BGC Holdings GP, as the general partner of BGC Holdings, has (i) determined that it is in the best interests of BGC Holdings and the equityholders of BGC Holdings, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance by BGC Holdings of this Agreement and the consummation of the transactions contemplated hereby, including the Holdings Reorganization Merger and the Holdings Merger;

WHEREAS, this Agreement shall constitute an agreement and plan of merger for purposes of the DGCL, DLLCA and DRULPA; and

WHEREAS, for U.S. federal income Tax purposes, (i) the Corporate Merger and the Holdings Merger, taken together, are intended to qualify as a transaction described in Section 351 of the Code, (ii) the Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (iii) this Agreement is intended to constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Mergers. Upon the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, the DLLCA and the DRULPA:

(a) Holdings Reorganization Merger. Immediately prior to the Effective Time, BGC Holdings will merge with and into Holdings Merger Sub, the separate existence of BGC Holdings shall cease and Holdings Merger Sub shall continue as the surviving entity.

(b) Corporate Merger. At the Effective Time, Merger Sub 1 will merge with and into BGC Partners, the separate corporate existence of Merger Sub 1 shall cease and BGC Partners shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Corporate Merger, the Surviving Corporation shall become a direct wholly owned Subsidiary of Holdco.

(c) Holdings Merger. At the Effective Time, Merger Sub 2 will merge with and into Holdings Merger Sub, the separate existence of Merger Sub 2 shall cease and Holdings Merger Sub shall continue as the surviving entity (the “Surviving LLC”). As a result of the Holdings Merger, Holdco will own 100% of the Shares (as defined in the limited liability company agreement of the Surviving LLC) of the Surviving LLC (other than the managing member interest and special voting limited liability company interest, which will continue to be owned by BGC Holdings GP).

(d) Reservation of Shares. In connection with the Mergers and prior to the Effective Time, Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Class A Common Stock and Holdco Class B Common Stock to permit the issuance of shares of Holdco Common Stock in the Mergers in accordance with the terms of this Agreement.

Section 1.2 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 7.1, the closing of the Mergers (the “Closing”) shall occur by electronic exchange of documents at 8:00 a.m. (New York City time) on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions as of the Closing), or at such other time and date as agreed to in writing by the parties hereto. The date on which the Closing occurs is called the “Closing Date.”

Section 1.3 Effective Times. Subject to the provisions of this Agreement, on the Closing Date: (i) the applicable parties shall file a certificate of merger relating to the Holdings Reorganization Merger as contemplated by the DLLCA and the DRULPA (the “Certificate of Holdings Reorganization Merger”); (ii) the applicable parties shall file a certificate of merger relating to the Corporate Merger as contemplated by the DGCL (the “Certificate of Corporate Merger”); and (iii) the applicable parties shall file a certificate of merger relating to the Holdings Merger as contemplated by the DLLCA (the “Certificate of Holdings Merger” and, together with the Certificate of Holdings Reorganization Merger and the Certificate of Corporate Merger, the “Certificates of Merger”); in each case with the Secretary of State of the State of Delaware (the “Secretary of State”), in such form as required by, and executed in accordance with, the DGCL, the DLLCA and the DRULPA, as applicable. The Corporate Merger and the Holdings Merger shall become effective at the same time, concurrently when the Certificate of Corporate Merger and the Certificate of Holdings Merger have been duly filed with the Secretary of State or at such other time(s) as the parties shall agree in writing and specify in the Certificate of Corporate Merger and Certificate of Holdings Merger in accordance with the DGCL and the DLLCA (the “Effective Time”). The Holdings Reorganization Merger shall become effective immediately prior to the Effective Time, when the Certificate of Holdings Reorganization Merger has been duly filed with the Secretary of State or at such other time as the parties shall agree in writing and specify in the Certificate of Holdings Reorganization Merger in accordance with the DLLCA and DRULPA (the “Holdings Reorganization Effective Time”).

Section 1.4 Effects of the Merger.

(a) Holdings Reorganization Merger. The effects of the Holdings Reorganization Merger shall be as provided in this Agreement and in the applicable provisions of the DLLCA and the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Holdings Reorganization Effective Time, all of the assets, property, rights, privileges, powers and franchises of BGC Holdings and Holdings Merger Sub shall vest in Holdings Merger Sub, and all debts, liabilities and duties of BGC Holdings and Holdings Merger Sub shall become the debts, liabilities and duties of Holdings Merger Sub, and the separate legal existence of BGC Holdings shall cease for all purposes, all as provided under the DLLCA and the DRULPA.

(b) Corporate Merger. The effects of the Corporate Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, property, rights, privileges, powers and franchises of BGC Partners and Merger Sub 1 shall vest in the Surviving Corporation, and all debts, liabilities and duties of BGC Partners and Merger Sub 1 shall become the debts, liabilities and duties of the Surviving Corporation, and the separate legal existence of Merger Sub 1 shall cease for all purposes, all as provided under the DGCL.

(c) Holdings Merger. The effects of the Holdings Merger shall be as provided in this Agreement and in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, property, rights, privileges, powers and franchises of Holdings Merger Sub and Merger Sub 2 shall vest in the Surviving LLC, and all debts, liabilities and duties of Holdings Merger Sub and Merger Sub 2 shall become the debts, liabilities and duties of the Surviving LLC, and the separate legal existence of Merger Sub 2 shall cease for all purposes, all as provided under the DLLCA.

Section 1.5 Constituent Documents.

(a) At the Holdings Reorganization Effective Time, the limited liability company agreement of Holdings Merger Sub shall be amended and restated to be in substantially similar form as the BGC Holdings LPA in effect immediately prior to the Holdings Reorganization Effective Time, with such changes to reflect that Holdings Merger Sub is a limited liability company instead of a limited partnership and with any other changes as may be determined by BGC Holdings GP, until thereafter amended in accordance with applicable Law.

(b) At the Effective Time, the certificate of incorporation and the by-laws of Merger Sub 1 as in effect immediately prior to the Effective Time shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law, except that the name of the corporation reflected therein shall be as determined by BGC Partners prior to Closing.

(c) At the Effective Time, the limited liability company agreement of Merger Sub 2 as in effect immediately prior to the Effective Time, with such changes as may be determined by BGC Holdings GP, shall be the limited liability company agreement of the Surviving LLC, until thereafter amended in accordance with applicable Law.

(d) At the Effective Time, the certificate of incorporation of Holdco shall be amended and restated to be substantially in the form set forth on Exhibit A (it being understood that a different name for Holdco may be selected), until thereafter amended in accordance with applicable Law. At the Effective Time, the by-laws of Holdco shall be amended and restated to be substantially in the form set forth on Exhibit B, until thereafter amended in accordance with applicable Law.

Section 1.6 Directors and Officers.

(a) From and after the Effective Time, the directors and officers of Merger Sub 1 in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and, in each case, shall hold office until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the governing documents of the Surviving Corporation and applicable Law.

(b) From and after the Effective Time, the directors and officers of BGC Partners in office immediately prior to the Effective Time shall be the directors and officers of Holdco and, in each case, shall hold office until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the governing documents of Holdco and applicable Law.

Section 1.7 Equity Interests.

(a) Holdings Reorganization Merger. At the Holdings Reorganization Effective Time, by virtue of the Holdings Reorganization Merger and without any action on the part of BGC Holdings or Holdings Merger Sub or the holder of any equity interest of BGC Holdings or Holdings Merger Sub:

(i) Each equity interest of BGC Holdings issued and outstanding immediately prior to the Holdings Reorganization Effective Time (each, an “Existing Holdings Equity Interest”) shall be converted automatically into a Share (as defined in the limited liability company agreement of Holdings Merger Sub) of Holdings Merger Sub, having rights, obligations and limitations substantially equivalent to the extent practicable to such Existing Holdings Equity Interest, as set forth in the limited liability company agreement of Holdings Merger Sub (each, an “Equivalent Holdings Equity Interest”) (it being understood that the general partnership interest of BGC Holdings shall be converted into a non-economic managing member interest of Holdings Merger Sub, and each other interest in BGC Holdings shall be converted into an equivalent Share (as defined in the limited liability company agreement of Holdings Merger Sub) in Holdings Merger Sub); and

(ii) Each equity interest of Holdings Merger Sub issued and outstanding immediately prior to the Holdings Reorganization Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Corporate Merger. At the Effective Time, by virtue of the Corporate Merger and without any action on the part of BGC Partners, Holdco, Merger Sub 1 or the holder of any capital stock of BGC Partners, Holdco or Merger Sub 1:

(i) Each share of BGC Partners Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares, shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the Exchange Ratio.

(ii) Each share of BGC Partners Class B Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares, shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class B Common Stock equal to the Exchange Ratio.

(iii) All shares of BGC Partners Common Stock converted into Holdco Common Stock pursuant to Section 1.7(b)(i) or Section 1.7(b)(ii) shall cease to be outstanding and shall be automatically cancelled and shall cease to exist, and each (A) valid certificate or certificates that, immediately prior to the Effective Time, represented any such shares of BGC Partners Common Stock (each, a “BGC Partners Certificate”) or (B) such non-certificated share of BGC Partners Common Stock held by book entry (each, a “BGC Partners Book-Entry Share”) shall, upon the Effective Time, represent shares of the applicable class of Holdco Common Stock (without any requirement for the surrender of any such certificates or non-certificated shares).

(iv) At the Effective Time, all shares of BGC Partners Common Stock held by BGC Partners as treasury shares or by Holdco or Merger Sub 1 immediately prior to the Effective Time (the “Cancelled Shares”) shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(v) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

(vi) At the Effective Time, each share of capital stock of Holdco issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of capital stock of Holdco owned by the Surviving Corporation shall be surrendered to Holdco without payment therefor.

(c) Holdings Merger. At the Effective Time, by virtue of the Holdings Merger and without any action on the part of Holdings Merger Sub, Merger Sub 2 or the holder of any equity interest of Holdings Merger Sub or Merger Sub 2:

(i) BGC Holdings Exchangeable Limited Partnership Interests. Each BGC Holdings Exchangeable Limited Partnership Interest issued and outstanding immediately prior to the Effective Time shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class B Common Stock equal to the number of Units underlying such BGC Holdings Exchangeable Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares (together with the shares of Holdco Class B Common Stock issuable pursuant to Section 1.7(a), the “Class B Stock Consideration”).

(ii) Other BGC Holdings Limited Partnership Interests. Each BGC Holdings Limited Partnership Interest (other than the BGC Holdings Exchangeable Limited Partnership Interests and other than the BGC Holdings Special Voting Limited Partnership Interest) (the “Other BGC Holdings Limited Partnership Interests”) issued and outstanding immediately prior to the Effective Time shall be converted automatically into the following:

(A) With respect to each Unit underlying such Other BGC Holdings Limited Partnership Interest:

(1) Grant Units. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a Grant Unit issued and outstanding immediately prior to the Effective Time that:

(I) is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such Grant Units underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares; and

(II) is not a BGC Holdings Exchange Right Interest shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such Grant Units underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(2) High Distribution Units. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as an HD-Unit issued and outstanding immediately prior to the Effective Time that:

(I) is a BGC Holdings Exchange Right Interest (whether such HD Unit is a Founding Partner Unit or a Working Partner Unit) shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such HD-Units underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares;

(II) is not a BGC Holdings Exchange Right Interest, but where such HD Unit is a Founding Partner Unit, shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such HD-Units underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(3) RPUs and REUs. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as an RPU or an REU issued and outstanding immediately prior to the Effective Time that:

(I) is fully vested and is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such RPUs or such REUs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares;

(II) is fully vested and is not a BGC Holdings Exchange Right Interest shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such RPUs or such REUs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock); and

(III) is not fully vested shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such RPUs or such REUs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(4) PSUs. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a PSU issued and outstanding immediately prior to the Effective Time that:

(I) is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such PSUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares; and

(II) is not a BGC Holdings Exchange Right Interest shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such PSUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(5) PSIs and PSEs. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a PSI or PSE issued and outstanding immediately prior to the Effective Time that:

(I) is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such PSIs or such PSEs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares; and

(II) is not a BGC Holdings Exchange Right Interest shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such PSIs or such PSEs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(6) LPUs. Each Unit underlying such Other BGC Holdings Limited Partnership Interest designated as an LPU issued and outstanding immediately prior to the Effective Time that:

(I) is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such LPUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional shares; and

(II) is not a BGC Holdings Exchange Right Interest shall be converted automatically into a Holdco RSA with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such LPUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(B) With respect to each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest:

(1) NPSUs. Each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a NPSU issued and outstanding immediately prior to the Effective Time shall be converted automatically into a Holdco RSU Award with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such NPSUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(2) NLPUs. Each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a NLPU issued and outstanding immediately prior to the Effective Time shall be converted automatically into a Holdco RSA with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the number of such NLPUs underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(3) PPSUs, PPSIs, PPSEs, PREUs, PRPUs and NPPSUs. Each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a PPSU, PPSI, PPSE, PREU, PRPU or NPPSU issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive a deferred cash account with the terms and conditions (including vesting terms) set forth on Schedule I hereto and calculated based on a number of shares of Holdco Class A Common Stock equal to the number of such PPSUs, PPSIs, PPSEs, PREUs, PRPUs or NPPSUs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(4) PLPUs and NPLPUs. Each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest designated as a PLPU or NPLPU issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a Holdco RSA with the terms and conditions (including vesting terms) set forth on Schedule I hereto and relating to a number of shares of Holdco Class A Common Stock equal to the aggregate principal amount (as reflected in the books and records of BGC Holdings as of immediately prior to the Effective Time) of such PLPUs or NPLPUs, as applicable, underlying such Other BGC Holdings Limited Partnership Interest, divided by the BGC Partners Closing Price, multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Class A Common Stock).

(5) APSUs, AREUs and ARPUs. Each Non-Participating Unit underlying such Other BGC Holdings Limited Partnership Interest designated as an APSU, AREU or ARPU issued and outstanding immediately prior to the Effective Time that is a BGC Holdings Exchange Right Interest shall be converted automatically into a number of fully paid and nonassessable shares of Holdco Class A Common Stock equal to the number of such LPUs underlying such Other BGC Holdings Limited Partnership Interest, multiplied by the Exchange Ratio, subject to Section 2.5 with respect to fractional share.

(the aggregate number of shares of Holdco Class A Common Stock issuable pursuant to Section 1.7(a) and Section 1.7(c), the “Class A Stock Consideration” and, together with the Class B Stock Consideration, the “Stock Consideration” and, together with the any cash in lieu of fractional shares of Holdco Common Stock pursuant to Section 2.5, the “Merger Consideration”).

(iii) All BGC Holdings Limited Partnership Interests converted into the applicable Merger Consideration shall cease to be outstanding and shall be automatically cancelled and shall cease to exist, and each (A) valid certificate or certificates that, immediately prior to the Effective Time, represented any such Units (including Existing Equity Interests immediately prior to the Holdings Reorganization Effective Time) (each, a “Unit Certificate”) or (B) non-certificated Unit (including any Existing Equity Interest immediately prior to the Holdings Reorganization Effective Time) held by book entry (each, an “Uncertificated Unit”), shall, upon the Effective Time, represent the right to receive such applicable Merger Consideration and any dividends or other distributions to which holders become entitled in accordance with Section 2.3, in each case without interest.

(iv) BGC Holdings General Partnership Interest; BGC Holdings Special Voting Limited Partnership Interests. The BGC Holdings General Partnership Interest and the BGC Holdings Special Voting Limited Partnership Interest (the “Excluded Interests”) shall remain outstanding as Interests in the Surviving LLC, unaffected by the Holdings Merger, and the holder of the BGC Holdings General Partnership Interest and the holder of the BGC Holdings Special Voting Limited Partnership Interest shall continue to hold such Interests and continue as partners of the Surviving Entity.

(v) Merger Sub 2 Interests. Each equity interest of Merger Sub 2 issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Adjustments for Changes in BGC Holdings Exchange Ratio. If, prior to the Effective Time, there shall be any adjustment to the BGC Holdings Exchange Ratio pursuant to Section 8.06 of the BGC Holdings LPA, then the Exchange Ratio (and any other number or amount contained herein that is based upon the Exchange Ratio) will be equitably adjusted to reflect such change in the BGC Holdings Exchange Ratio.

Section 1.8 Treatment of BGC Partners Equity Awards.

(a) BGC Partners Restricted Stock Awards. At the Effective Time, each compensatory restricted stock award with respect to shares of BGC Partners Common Stock (a “BGC Partners Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall be converted into a restricted stock award (a “Holdco RSA”) with the same terms and conditions as were applicable under such BGC Partners Restricted Stock Award immediately prior to the Effective Time (including with respect to vesting), and relating to a number of shares of Holdco Common Stock equal to the total number of shares of BGC Partners Common Stock subject to such BGC Partners Restricted Stock Award immediately prior to the Effective Time multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Common Stock). Any accrued but unpaid dividend equivalents with respect to any BGC Partners Restricted Stock Award will be assumed and become an obligation with respect to the applicable converted BGC Partners Restricted Stock Award.

(b) BGC Partners RSU Awards. At the Effective Time, each compensatory restricted stock unit award with respect to shares of BGC Partners Common Stock (a “BGC Partners RSU Award” and collectively with the BGC Partners Restricted Stock Awards, the “BGC Partners Equity Awards”) that is outstanding immediately prior to the Effective Time shall be converted into a restricted stock unit award (a “Holdco RSU Award”) with the same terms and conditions as were applicable under such BGC Partners RSU Award immediately prior to the Effective Time (including with respect to vesting and timing of payment), and relating to a number of shares of Holdco Common Stock equal to the total number of shares of BGC Partners Common Stock subject to such BGC Partners RSU Award immediately prior to the Effective Time multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Common Stock). Any accrued but unpaid dividend equivalents with respect to any BGC Partners RSU Award will be assumed and become an obligation with respect to the applicable converted BGC Partners RSU Award.

(c) BGC Partners and Holdco Actions. Prior to the Effective Time, BGC Partners shall take all actions necessary (including adopting such resolutions of the BGC Partners Board or any committee of the BGC Partners Board) to effectuate the treatment of BGC Partners Equity Awards contemplated by this Section 1.8 and the treatment of Other BGC Holdings Limited Partnership Interests as contemplated by Section 1.7(c)(iii). Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery with respect to the settlement of converted BGC Partners Equity Awards assumed by it in accordance with this Section 1.8 and equity awards of Holdco issued in respect of Other BGC Holdings Limited Partnership Interests as contemplated by Section 1.7(c)(iii). Holdco shall file with the SEC, as soon as practicable following the Effective Time, a post-effective amendment to the Form S-4 or a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to such shares of Holdco Common Stock.

(d) Certain Obligations in Respect of Former Holders. At the Effective Time, Holdco shall assume the obligations of BGC Partners to pay and deliver cash and/or shares of BGC Partners Class A Common Stock pursuant to Contracts relating thereto entered into prior to the Effective Time (“Former Partner Obligations”), provided that each such Former Partner Obligation shall be satisfied by the delivery of a number of shares of Holdco Class A Common Stock equal to the number of shares of BGC Partners Class A Common Stock subject to such Former Partner Obligation multiplied by the Exchange Ratio (and rounded up to the nearest whole share of Holdco Common Stock).

Section 1.9 Plan of Reorganization. The Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Exchange Fund. Prior to or substantially concurrently with the Effective Time, Holdco shall, and BGC Partners shall cause Holdco to, deposit with a nationally recognized bank or trust company (the “Exchange Agent”) designated by BGC Partners, (a) uncertificated, book-entry shares or certificates representing the number of shares of Holdco Class A Common Stock and Holdco Class B Common Stock sufficient to deliver the aggregate Stock Consideration and (b) an amount in cash sufficient to pay the aggregate amount of cash in lieu of any fraction of a share of Holdco Common Stock pursuant to Section 2.5. Holdco agrees to, and BGC Partners shall cause Holdco to, make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.3. Any cash and shares of Holdco Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5.

Section 2.2 Exchange Procedures.

(a) Exchange of Units. As promptly as practicable after the Effective Time, Holdco shall cause the Exchange Agent to send to each holder of record of Units as of the Holdings Reorganization Effective Time that were converted pursuant to Section 1.7 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that risk of loss and title to the Unit Certificates or Uncertificated Units shall pass only upon (A) with respect to Units evidenced by Unit Certificates, delivery of the Unit Certificates (or affidavits of loss in lieu thereof) and (B) with respect to Uncertificated Units, delivery of any such evidence, if any, of the transfer as the Exchange Agent may reasonably request, to the Exchange Agent and shall be in a form and have such other provisions as BGC Partners may reasonably specify) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Unit Certificates or Uncertificated Units.

(b) Upon surrender of a Unit Certificate or Uncertificated Units to the Exchange Agent together with a Letter of Transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, Holdco shall cause the Exchange Agent to, as promptly as practicable, (i) credit in the stock ledger and other appropriate books and records of Holdco the number of whole shares of the applicable series of Holdco Common Stock into which the Units represented by such Unit Certificates or Uncertificated Units have been converted pursuant to this Agreement, and (ii) pay and deliver to such holder a check in the amount of the cash in lieu of any fractional shares of Holdco Common Stock payable pursuant to Section 2.5 together with any dividends or other distributions to which such Unit Certificates or Uncertificated Units become entitled in accordance with Section 2.3.

(c) In the event of a transfer of ownership of Units that is not registered in the transfer records of BGC Holdings, any shares of Holdco Common Stock to be credited upon, and any cash to be paid upon, due surrender of the Unit Certificate or Uncertificated Units formerly representing such Units, Holdco may cause the Exchange Agent to credit or pay, as the case may be, to such a transferee only if such Unit Certificate or Uncertificated Units are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of Holdco and the Exchange Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable.

(d) Until surrendered as contemplated by this Section 2.2, each Unit Certificate and Uncertificated Unit shall, at any time after the Effective Time, represent the right to receive the Merger Consideration into which the Units represented by such Unit Certificates or Uncertificated Units have been converted pursuant to this Agreement, together with any dividends or other distributions to which such Unit Certificates or Uncertificated Units become entitled in accordance with Section 2.3.

(e) Exchange of BGC Partners Common Stock. Each BGC Partners Certificate shall, from and after the Effective Time and as a result of the Merger, automatically represent an equivalent number of shares of the applicable class of Holdco Common Stock as determined pursuant to Section 1.7(b)(i) or Section 1.7(b)(ii). At the Effective Time, Holdco shall cause the Exchange Agent to credit in the stock ledger and other appropriate books and records of Holdco an equivalent number of shares of the applicable class of Holdco Common Stock for any BGC Partners Book-Entry Shares; provided, however, that if an exchange of BGC Partners Certificates for new certificates is required by Law or applicable rule or regulation, or is desired at any time by Holdco, in its sole discretion, Holdco shall arrange for such exchange on a one-for-one-share basis. For the avoidance of doubt, from and after the Effective Time, the former holders of shares of BGC Partners Common Stock that have been converted into shares of Holdco Common Stock as of the Effective Time pursuant to the Corporate Merger shall be entitled to receive any dividends and distributions that may be made with respect to such shares of Holdco Common Stock with a record date after the Effective Time.

Section 2.3 Distributions with Respect to Unexchanged Units. No dividends or other distributions declared or made with respect to shares of Holdco Common Stock with a record date after the Effective Time shall be paid to the holder of any Unit represented by a Unit Certificate or Uncertificated Unit converted into the right to receive the Merger Consideration pursuant to Section 1.7 until such holder shall surrender such Unit Certificate or Uncertificated Unit in accordance with Section 2.2. Subject to escheat, Tax or other applicable Law, following surrender of any such Unit Certificate or Uncertificated Unit, such holder shall be entitled to receive any such dividends or distributions, without interest, which theretofore had become payable with respect to the Holdco Common Stock represented by such Unit. Such holder shall be entitled to vote after the Effective Time at any meeting of Holdco stockholders with a record date at or after the Effective Time the number of whole shares of the applicable class of Holdco Common Stock represented by such Unit Certificate or Uncertificated Unit, regardless of whether such holder has exchanged their Unit Certificate or Uncertificated Unit for the Merger Consideration.

Section 2.4 No Further Ownership Rights. The shares of Holdco Common Stock issued and cash paid upon conversion of Units and shares of BGC Partners Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3) shall be deemed to have been delivered or paid in full satisfaction of all rights pertaining to the Units or shares of BGC Partners Common Stock, as applicable. From and after the Effective Time, (a) all holders of Unit Certificates and Uncertificated Units shall cease to have any rights as equityholders of BGC Holdings or the Surviving LLC other than the right to receive the Merger Consideration into which the Units represented by such Unit Certificates or Uncertificated Units have been converted pursuant to this Agreement (together with any dividends or other distributions to which such Unit Certificates or Uncertificated Units become entitled in accordance with Section 2.3), without interest, (b) all holders of BGC Partners Certificates or BGC Partners Book-Entry Shares shall cease to have any rights as stockholders of BGC Partners other than the right to receive the shares of Holdco Common Stock into which the shares represented by such BGC Partners Certificates of BGC Partners Book-Entry Shares have been converted pursuant to this Agreement and (c) the transfer books of the Surviving Corporation and the Surviving LLC shall be closed with respect to all Units and shares of BGC Partners Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the transfer books of Holdco, the Surviving Corporation or the Surviving LLC of Units or shares of BGC Partners Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Unit Certificates or Uncertificated Units formerly representing Units or any BGC Partners Certificates or BGC Partners Book-Entry Shares formerly representing shares of BGC Partners Common Stock are presented to Holdco, the Surviving Corporation, the Surviving LLC or the Exchange Agent for any reason, such Unit Certificates, Uncertificated Units, BGC Partners Certificates or BGC Partners Book-Entry Shares (as applicable) shall be cancelled and their holders shall be credited shares of Holdco Common Stock as provided in this Article II (to the extent not previously credited).

Section 2.5 No Fractional Shares of Holdco Common Stock. No fractional shares of Holdco Common Stock shall be issued in the Mergers. Notwithstanding any other provision of this Agreement, each holder that would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the volume weighted averages of the trading prices of BGC Partners Class A Common Stock on Nasdaq (as reported by the Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by BGC Partners and BGC Holdings) on the five (5) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Effective Time, rounded down to the nearest penny. The Parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Holdco Common Stock was not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Holdco that would otherwise be caused by the issuance of fractional shares of Holdco Common Stock.

Section 2.6 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Units for six (6) months after the Effective Time shall be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of Unit Certificates or Uncertificated Units that have not theretofore complied with this Article II shall thereafter look only to Holdco (subject to abandoned property, escheat or other similar Laws) as general creditors thereof for the applicable Merger Consideration with respect to the Units formerly represented thereby to which such holders are entitled pursuant to Section 1.7 and any dividends or distributions with respect to shares of Holdco Common Stock to which such holders are entitled pursuant to Section 2.3.

Section 2.7 No Liability. None of Holdco, BGC Partners, BGC Holdings, the BGC Holdings GP, the Surviving Corporation, the Surviving LLC, Merger Sub 1, Merger Sub 2, Holdings Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund that remains undistributed to the holders of Unit Certificates or Uncertificated Units as of immediately prior to the date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permissible by applicable Law, become the property of Holdco, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.8 Investment of the Exchange Fund. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by BGC Partners. Any interest and other income resulting from such investments shall promptly be paid to BGC Partners. Any loss of any of the funds included in the Exchange Fund shall be for the account of BGC Partners and shall not alter BGC Partners’ obligation to cause to be paid the Merger Consideration.

Section 2.9 Lost Certificates. If any Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Unit Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in such reasonable amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such Unit Certificate or other documentation (including an indemnity in customary form) reasonably requested by Holdco, the Exchange Agent will take the actions required by this Article II with respect to such lost, stolen or destroyed Unit Certificate with respect to the Units formerly represented thereby, and any unpaid dividends and distributions on shares of Holdco Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 2.10 Withholding Rights. Each of Holdco, BGC Partners, BGC Holdings, the BGC Holdings GP, the Surviving Corporation, the Surviving LLC, Merger Sub 1, Merger Sub 2, Holdings Merger Sub and the Exchange Agent shall be entitled to deduct and withhold from any Merger Consideration or other amounts otherwise payable pursuant to this Agreement such Merger Consideration or other amounts as are required to be deducted or withheld with respect to the payment of such Merger Consideration or other amounts under the Code (and the Treasury Regulations) or any provision of state, local or non-U.S. Tax Law. To the extent that Merger Consideration or other amounts are so deducted or withheld and, if required, paid over to the relevant taxing authority, such Merger Consideration or other amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 2.11 Further Assurances. From and after the Effective Time, the respective officers of Holdco, the Surviving Corporation and the Surviving LLC, as applicable, will be authorized to execute and deliver, in the name and on behalf of Holdco, BGC Partners, BGC Holdings, the BGC Holdings GP, Merger Sub 1, Merger Sub 2 or Holdings Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Holdco, BGC Partners, BGC Holdings, the BGC Holdings GP, Merger Sub 1, Merger Sub 2 or Holdings Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Holdco, the Surviving Corporation or the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Holdco, the Surviving Corporation or the Surviving LLC, as applicable, as a result of, or in connection with, the Mergers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BGC HOLDINGS

Except as disclosed in the Disclosure Schedule, BGC Holdings and, with respect to itself where provided for in this Article III, BGC Holdings GP each hereby represents and warrants to BGC Partners and Holdco as follows:

Section 3.1 Organization.

(a) Each of BGC Holdings and each other member of the BGC Holdings Group is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BGC Holdings (“BGC Holdings Material Adverse Effect”).

(b) Each of BGC Holdings and each other member of the BGC Holdings Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a BGC Holdings Material Adverse Effect.

(c) All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each member of the BGC Holdings Group (other than BGC Holdings) are owned directly or indirectly by BGC Holdings, have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such member of the BGC Holdings Group is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions as set forth in the Organizational Documents of such member of the BGC Holdings Group and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” Laws of the various States of the United States) (collectively, “Liens”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a BGC Holdings Material Adverse Effect.

Section 3.2 Capitalization.

(a) The authorized equity interests of BGC Holdings consist of BGC Holdings Regular Limited Partnership Interests (including the BGC Holdings Exchangeable Limited Partnership Interests and the BGC Holdings Special Voting Limited Partnership Interest), the BGC Holdings Founding Partner Interests, the BGC Holdings REU Interests, the BGC Holdings Working Partner Interests and the BGC Holdings General Partnership Interest.

(b) As of September 30, 2022, the issued and outstanding limited partner interests and general partner interests of BGC Holdings consisted of the Units set forth on Schedule I. BGC Holdings GP is the sole general partner of BGC Partners and owns the BGC Holdings General Partnership Interest and the BGC Holdings Special Voting Limited Partnership Interest. All outstanding equity interests of BGC Holdings are duly authorized, validly issued, fully paid (to the extent required under the Organizational Documents of BGC Holdings) and free of preemptive rights (except as set forth in the BGC Holdings LPA).

Section 3.3 Authority; Noncontravention; Voting Requirements.

(a) Each of BGC Holdings and BGC Holdings GP has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of BGC Holdings and BGC Holdings GP of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by BGC Holdings GP and the managing member of the BGC Holdings GP, and no other entity action on the part of BGC Holdings or BGC Holdings GP is necessary to authorize the execution, delivery and performance by BGC Holdings and BGC Holdings GP of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by BGC Holdings and BGC Holdings GP and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of BGC Holdings and BGC Holdings GP, enforceable against each of them in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by BGC Holdings or BGC Holdings GP nor the consummation by BGC Holdings or BGC Holdings GP of the transactions contemplated by this Agreement, nor compliance by BGC Holdings or BGC Holdings GP with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the BGC Holdings LPA or any of the Organizational Documents of any other material member of the BGC Holdings Group or BGC Holdings GP, (ii) assuming the authorizations, consents and approvals referred to in Section 3.4 and the BGC Partners Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (A) violate any applicable Law, judgment, writ or injunction of any Governmental Entity applicable to BGC Holdings or any other member of the BGC Holdings Group or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by or result in the creation of any Lien upon any of the respective properties or assets of BGC

Holdings or any other member of the BGC Holdings Group under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) to which BGC Holdings or any other member of the BGC Holdings Group is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of BGC Holdings or any other member of the BGC Holdings Group, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a BGC Holdings Material Adverse Effect.

(c) Except for the approval by BGC Holdings GP, which was obtained prior to the execution of this Agreement, no vote or approval of the holders of any class or series of Interests is necessary to adopt this Agreement and approve and consummate the transactions contemplated by this Agreement, including the Mergers.

Section 3.4 Consents and Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act and applicable state securities and “blue sky” laws, (b) the filing of the Certificates of Merger with the Secretary of State, (c) the consents, authorizations, approvals, filings or exemptions set forth on Section 3.4 of the Disclosure Schedule or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of Nasdaq, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by BGC Holdings or BGC Holdings GP and the consummation by BGC Holdings or BGC Holdings GP of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a BGC Holdings Material Adverse Effect.

Section 3.5 Information Supplied. The information supplied or to be supplied by BGC Holdings or BGC Holdings GP specifically for inclusion or incorporation in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by BGC Holdings or BGC Holdings GP with respect to statements made therein based on information supplied by BGC Partners, Holdco or any of their respective Representatives on their behalf expressly for inclusion therein. The information supplied or to be supplied by BGC Holdings or BGC Holdings GP specifically for inclusion in the Consent Solicitation Statement, which shall be included in the Form S-4, shall not, on the date the Consent Solicitation Statement is first mailed to the stockholders of BGC Partners, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by BGC Holdings or BGC Holdings GP with respect to statements made therein based on information supplied by BGC Partners, Holdco or any of their respective Representatives on their behalf expressly for inclusion therein.

Section 3.6 Tax Matters. None of BGC Holdings GP, BGC Holdings nor any other member of the BGC Holdings Group has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that would reasonably be expected to impede or prevent (i) the Corporate Merger and the Holdings Merger, taken together, from qualifying as a transaction described in Section 351 of the Code, (ii) the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) Tax Counsel from delivering the opinion described in Section 6.2(c) or Section 6.4.

Section 3.7 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to, any broker’s, finder’s or similar fee or other commission from BGC Holdings or any other member of the BGC Holdings Group in connection with this Agreement or the transactions contemplated hereby.

Section 3.8 State Takeover Statutes. No takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL) under Section 203 of the DGCL) (“Takeover Laws”) applicable to BGC Holdings or any other member of the BGC Holdings Group or any anti-takeover provision in the Organizational Documents of BGC Holdings or any other member of the BGC Holdings Group is, or at the Effective Time will be, applicable to the Holdings Merger or the other transactions contemplated by this Agreement.

Section 3.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any certificates delivered by BGC Holdings or the BGC Holdings GP in connection with the Mergers, each of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 acknowledges that neither BGC Holdings nor the BGC Holdings GP nor any other Person on behalf of BGC Holdings or the BGC Holdings GP makes any other express or implied representation or warranty with respect to the BGC Holdings GP, BGC Holdings or any of their respective Subsidiaries pursuant to this Agreement, or with respect to any other information provided to BGC Partners, Holdco or the Merger Subs in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except for the representations and warranties contained in this Article III or in any certificates delivered by BGC Holdings in connection with the Mergers, neither BGC Holdings, the BGC Holdings GP nor any other Person will have or be subject to any liability or obligation to BGC Partners, Holdco, Merger Sub 1, Merger Sub 2 or any other Person resulting from the distribution or failure to distribute to BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2, or BGC Partners’, Holdco’s, Merger Sub 1’s or Merger Sub 2’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 in any electronic data room maintained by BGC Holdings or its Representatives in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BGC PARTNERS, HOLDCO AND THE MERGER SUBS

Except as disclosed in the Disclosure Schedule, BGC Partners, Holdco and the Merger Subs hereby represent and warrant to BGC Holdings as follows:

Section 4.1 Organization.

(a) Each of BGC Partners and each other member of the BGC Partners Inc. Group is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BGC Partners (“BGC Partners Material Adverse Effect”).

(b) Each of BGC Partners and each other member of the BGC Partners Inc. Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a BGC Partners Material Adverse Effect.

(c) All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each member of the BGC Partners Inc. Group (other than BGC Partners) are owned directly or indirectly by BGC Partners, have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such member of the BGC Partners Inc. Group is a corporate entity) and are owned free and clear of all Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a BGC Partners Material Adverse Effect.

Section 4.2 Capitalization.

(a) The authorized capital stock of BGC Partners consists of (x) 900,000,000 shares of BGC Partners Common Stock, of which 750,000,000 shares are designated as BGC Partners Class A Common Stock, and 150,000,000 shares are designated as BGC Partners Class B Common Stock and (y) 50,000,000 shares of preferred stock, par value $0.01 per share (“BGC Partners Preferred Stock”). As of September 30, 2022, there were (i) 324,136,369 shares of BGC Partners Class A Common Stock and 45,884,380 shares of BGC Partners Class B Common Stock issued and outstanding, (ii) 140,128,636 shares of BGC Partners Class A Common Stock and no shares of BGC Partners Class B Common Stock held in treasury, (iii) no shares of BGC

Partners Preferred Stock issued and outstanding, (iv) no shares of BGC Partners Preferred Stock held in treasury and (v) 8,400,782 shares of restricted BGC Partners Class A Common Stock, no shares of restricted BGC Partners Class B Common Stock and restricted stock units in respect of 11,919,637 shares of BGC Partners Class A Common Stock, in each case, granted and outstanding under BGC Partners’ equity plans. All outstanding equity securities of BGC Partners are, and all shares of BGC Partners Common Stock issuable pursuant to BGC Partners’ restricted stock units, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) The authorized capital stock of Holdco consists of 950,000,000 shares of Holdco Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (“Holdco Preferred Stock”). As of the date hereof, there were 100 shares of Holdco Common Stock issued and outstanding and no shares of Holdco Preferred Stock issued or outstanding.

(c) When issued pursuant to the terms of this Agreement, all shares of Holdco Common Stock constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(d) All of the issued and outstanding equity interests of each Merger Sub are beneficially owned by Holdco. Each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, the Merger Subs have not, and as of the Closing Date will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.3 Authority; Noncontravention; Voting Requirements.

(a) Each of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the BGC Partners Stockholder Approval in the case of BGC Partners. The execution, delivery and performance by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Holdco and BGC Partners, as its sole stockholder, by Merger Sub 1, Merger Sub 2 and Holdco, as the sole stockholder of Merger Sub 1 and Merger Sub 2, and by the BGC Partners Board upon the recommendation of the Joint Committee of the BGC Partners Board, and, except for obtaining the BGC Partners Stockholder Approval in the case of BGC Partners, no other entity action on the part of BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 is necessary to authorize the execution, delivery and performance by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2, enforceable against each of them in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2, nor the consummation by BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 of the transactions contemplated by this Agreement, nor compliance by BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 with any of the terms or provisions of this Agreement, will (i) assuming the BGC Partners Stockholder Approval is obtained, conflict with or violate any provision of the Organizational Documents of BGC Partners or any other material member of the BGC Partners Inc. Group, (ii) assuming the authorizations, consents and approvals referred to in Section 4.4 and the BGC Partners Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to BGC Partners or any other member of the BGC Partners Inc. Group or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, BGC Partners or any other member of the BGC Partners Inc. Group under, any of the terms, conditions or provisions of any Contract to which BGC Partners or any other member of the BGC Partners Inc. Group is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of BGC Partners or any other member of the BGC Partners Inc. Group, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a BGC Partners Material Adverse Effect.

(c) The affirmative vote of, or the execution and delivery to BGC Partners of a written consent by, the holders of shares of BGC Partners Common Stock representing at least a majority of the aggregate voting power of the outstanding shares of BGC Partners Common Stock entitled to vote thereon (the “BGC Partners Stockholder Approval”) is the only vote of the holders of any class or series of the capital stock of BGC Partners necessary to adopt this Agreement and approve the transactions contemplated by this Agreement, including the Mergers.

(d) The BGC Partners Board, upon the recommendation of the Joint Committee, at a meeting duly called and held, has (i) determined that it is in the best interests of BGC Partners and the stockholders of BGC Partners (other than the Cantor Group), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by BGC Partners of this Agreement and the consummation of the transactions contemplated hereby, including the Corporate Merger and (iii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the stockholders of BGC Partners adopt this Agreement and to submit this Agreement to the stockholders of BGC Partners for adoption (the “BGC Partners Board Recommendation”).

Section 4.4 Consents and Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Form S-4 with the SEC and applicable state securities and “blue sky” laws, (b) the filing of the Certificates of Merger with the Secretary of State, (c) the consents, authorizations, approvals, filings or exemptions set forth on Section 4.4 of the Disclosure

Schedule or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of Nasdaq, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 and the consummation by BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a BGC Partners Material Adverse Effect.

Section 4.5 Information Supplied. The information supplied or to be supplied by BGC Partners, Holdco or the Merger Subs specifically for inclusion or incorporation in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by BGC Partners, Holdco or the Merger Subs with respect to statements made therein based on information supplied by BGC Holdings, the BGC Holdings GP or their respective Representatives on their behalf expressly for inclusion therein. The information supplied or to be supplied by BGC Partners, Holdco or the Merger Subs specifically for inclusion in the Consent Solicitation Statement, which shall be included in the Form S-4, shall not, on the date the Consent Solicitation Statement is first mailed to the stockholders of BGC Partners, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by BGC Partners, Holdco or the Merger Subs with respect to statements made therein based on information supplied by BGC Holdings, the BGC Holdings GP or their respective Representatives on their behalf expressly for inclusion therein.

Section 4.6 Tax Matters. Neither BGC Partners nor any of its Subsidiaries has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that would reasonably be expected to impede or prevent (i) the Corporate Merger and the Holdings Merger, taken together, from qualifying as a transaction described in Section 351 of the Code, (ii) the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) Tax Counsel from delivering the opinion described in Section 6.2(c) or Section 6.4.

Section 4.7 No Brokers. Other than Houlihan Lokey, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from BGC Partners or any other member of the BGC Partners Inc. Group in connection with this Agreement or the transactions contemplated hereby.

Section 4.8 Opinion of Financial Advisor. The Joint Committee has received the opinion of Houlihan Lokey, to the effect that, as of the date of such opinion, and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Houlihan Lokey as set forth therein, the Exchange Ratio in the Corporate Merger (after giving effect to the Corporate Merger, the Holdings Reorganization Merger, the Holdings Merger, the other transactions contemplated by this Agreement and the concurrent transactions described therein) is fair, from a financial point of view, to the holders of BGC Partners Class A Common Stock.

Section 4.9 State Takeover Statutes. The BGC Partners Board has taken all necessary action so that any Takeover Laws applicable to BGC Partners or any anti-takeover provision in the Organizational Documents of BGC Partners do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Mergers.

Section 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or in any certificates delivered by BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 in connection with the Mergers, each of BGC Holdings and the BGC Holdings GP acknowledge that none of BGC Partners, Holdco, Merger Sub 1, Merger Sub 2 nor any other Person on behalf of any of BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 makes any other express or implied representation or warranty with respect to BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 or any of their respective Subsidiaries pursuant to this Agreement, or with respect to any other information provided to BGC Holdings or the BGC Holdings GP in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except for the representations and warranties contained in this Article IV or in any certificates delivered by BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 in connection with the Mergers, none of BGC Partners, Holdco, Merger Sub 1, Merger Sub 2 nor any other Person will have or be subject to any liability or obligation to BGC Holdings, the BGC Holdings GP or any other Person resulting from the distribution or failure to distribute to BGC Holdings or the BGC Holdings GP, or BGC Holdings’ or the BGC Holdings GP’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to BGC Holdings or the BGC Holdings GP in any electronic data room maintained by BGC Partners or its Representatives in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business before the Closing Date. During the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement or as may be required by Law), unless the Joint Committee of BGC Partners, on behalf of BGC Partners, or BGC Holdings GP, on behalf of BGC Holdings, otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), each of BGC Partners and BGC Holdings shall use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business.

Section 5.2 Indemnification Continuation.

(a) For purposes of this Section 5.2, “BGC Partners Indemnified Person” shall mean any person who is now, or has been at any time prior to the Effective Time, (x) an officer or director of BGC Partners or any other member of the BGC Partners Inc. Group or (y) serving at the request of BGC Partners as an officer or director of or in any similar capacity with another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust.

(b) From and after the Effective Time, Holdco shall and shall cause its Subsidiaries to indemnify, and provide advancement of expenses to, each BGC Partners Indemnified Person in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such BGC Partners Indemnified Person is or was an officer or director of BGC Partners or any of its Subsidiaries, or is or was serving at the request of BGC Partners as an officer or director of or in any similar capacity with another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time, in each case, to the extent that such BGC Partners Indemnified Person would have been indemnified or advanced expenses, as the case may be, by BGC Partners as of immediately prior to the Effective Time.

Section 5.3 Consent Solicitation Statement and Form S-4.

(a) As soon as practicable following the date of this Agreement, (i) BGC Partners, BGC Holdings and Holdco shall prepare, and BGC Partners shall file with the SEC, a consent solicitation statement with respect to the solicitation of consents from the stockholders of BGC Partners in connection with the BGC Partners Stockholder Approval (such consent solicitation statement, as amended or supplemented from time to time, the “Consent Solicitation Statement”), and (ii) BGC Partners, BGC Holdings and Holdco shall prepare, and Holdco shall file with the SEC, a registration statement on Form S-4 in connection with the issuance of shares of Holdco Common Stock in the Mergers (such registration statement, as amended or supplemented from time to time, the “Form S-4”), in which the Consent Solicitation Statement shall be included as a prospectus. Each of BGC Partners, BGC Holdings and Holdco shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. BGC Partners and Holdco shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments and advise the other parties of any oral comments, with respect to the Form S-4 or the Consent Solicitation Statement received from the SEC. Each of BGC Partners, BGC Holdings and Holdco shall cooperate and provide the other parties and the Joint Committee with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 or the Consent Solicitation Statement prior to filing such amendment or supplement with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Form S-4 or the Consent Solicitation Statement shall be made without the approval of both BGC Partners (and the Joint Committee acting on behalf of BGC Partners) and BGC Holdings, which approval shall not be unreasonably withheld, conditioned or delayed. BGC Partners shall use reasonable best efforts to cause the Consent Solicitation Statement to be mailed to the stockholders of BGC Partners, to seek the BGC Partners Stockholder Approval via written consent and to take such other actions as may be necessary under applicable Law in connection with obtaining the BGC Partners Stockholder Approval via written consent, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party shall advise the other parties, promptly after it receives notice thereof, of the time when the

Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order or any request by the SEC for amendment of the Consent Solicitation Statement or the Form S-4. If at any time prior to the Effective Time, any information relating to BGC Partners, BGC Holdings or any of their respective affiliates, officers or directors should be discovered by BGC Partners or BGC Holdings that should be set forth in an amendment or supplement to the Form S-4 or the Consent Solicitation Statement, so that any such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement disclosing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of BGC Partners.

(b) BGC Partners shall include the BGC Partners Board Recommendation in the Form S-4 and the Consent Solicitation Statement, subject to the fiduciary duties of the members of the BGC Partners Board under applicable Law; provided that, notwithstanding anything to the contrary in this Agreement, prior to obtaining the BGC Partners Stockholder Approval, (i) nothing in this Agreement shall prohibit BGC Partners or the BGC Partners Board, following the approval of the Joint Committee, from (A) disclosing to the stockholders of BGC Partners a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or issuing a “stop, look and listen” statement to the stockholders of BGC Partners pursuant to Rule 14d-9(f) under the Exchange Act or (B) making any disclosure to the stockholders of BGC Partners and (ii) the BGC Partners Board, following the approval of the Joint Committee, shall be permitted to change or withdraw the BGC Partners Board Recommendation, but, in the case of clause (i)(B) or (ii), solely to the extent any such disclosure, change or withdrawal is required for the members of the BGC Partners Board to carry out their fiduciary duties under applicable Law; provided, further, however, that in no event shall any such disclosure, change or withdrawal (I) affect the validity and enforceability of this Agreement, including the parties’ obligations to consummate the transactions contemplated by this Agreement, including the Mergers, or (II) cause any Takeover Law to be applicable to the Mergers or the other transactions contemplated by this Agreement.

Section 5.4 Efforts. Subject to the terms and conditions of this Agreement, BGC Partners, Holdco and the Merger Subs, on the one hand, and each of BGC Holdings and the BGC Holdings GP, on the other hand, shall cooperate with the other and use, and shall cause their respective Subsidiaries to use, its reasonable best efforts to (a) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Termination Date), and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Regulatory Laws), (b) obtain promptly all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (c) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, none of BGC Partners, Holdco, the Merger Subs or their respective Subsidiaries shall be required to, and none of BGC Holdings, the BGC Holdings GP and their respective Subsidiaries shall, without the prior written consent of BGC Partners, take any action, or commit to take any action, or agree to any condition or limitation, in each case contemplated by this Section 5.4 that is not conditioned on the consummation of the Mergers or that would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on BGC Holdings, BGC Partners and their respective Subsidiaries, taken as a whole, after giving effect to the Merger.

Section 5.5 Section 16 Matters. Prior to the Effective Time, Holdco, BGC Partners, BGC Holdings and the Joint Committee shall take all such steps as may be required to cause any dispositions of BGC Partners Common Stock (including derivative securities with respect to BGC Partners Common Stock, including Units or other equity interests in BGC Holdings) or acquisitions of Holdco Common Stock (including derivative securities with respect to Holdco Common Stock) resulting from the Mergers by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to BGC Partners or will become subject to such reporting requirements with respect to Holdco, including any member of the Cantor Group, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 5.6 Tax Matters.

(a) The parties intend that (i) the Corporate Merger and the Holdings Merger, taken together, qualify as a transaction described in Section 351 of the Code and (ii) the Corporate Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Holdco, BGC Partners, BGC Holdings and Cantor will (and will cause its Subsidiaries and Affiliates to) use its reasonable best efforts to cause the Mergers to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries and Affiliates not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Corporate Merger and the Holdings Merger, taken together, from qualifying, as a transaction described in Section 351 of the Code. Each of Holdco, BGC Partners, BGC Holdings and Cantor will (and will cause its Subsidiaries and Affiliates to) use its reasonable best efforts to cause the Corporate Merger to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries and Affiliates not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Corporate Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to the receipt of the opinions referred to in Section 6.2(c) and Section 6.4, each of Holdco, BGC Partners, BGC Holdings and Cantor will (and will cause its Subsidiaries and Affiliates to) file all Tax Returns in a manner consistent with, and take no position inconsistent with, the Tax treatment described in this Section 5.6(a), unless, and then only to the extent, otherwise required pursuant to a final “determination” (within the meaning of Section 1313(a) of the Code or any analogous provisions of applicable Tax Law).

(b) Each of Holdco, BGC Partners, BGC Holdings and Cantor shall (and shall cause its Subsidiaries and Affiliates to) use its reasonable best efforts and will cooperate with the other to (i) finalize, execute and deliver customary tax representation letters that include the representations referred to in Section 6.2(c) and Section 6.4 as of the Closing Date (and, if requested, as of the date of effectiveness of the Form S-4) to Tax Counsel (with a copy to BGC Partners and Cantor) in form and substance reasonably satisfactory to Tax Counsel, BGC Partners and Cantor and (ii) obtain the opinions referred to in Section 6.2(c) and Section 6.4.

(c) Cantor hereby agrees to indemnify, defend and hold harmless BGC Partners to the extent that BGC Partners incurs any income Taxes as a result of (and that would not have been incurred but for) the Mergers (“Indemnified Taxes”); provided that in no event shall Cantor’s aggregate liability to BGC Partners in respect of Indemnified Taxes exceed $10,000,000. Cantor shall pay to BGC Partners an amount equal to any Indemnified Taxes within ten Business Days after written demand from BGC Partners therefor, which demand shall be accompanied by reasonable supporting documentation setting forth a description and calculation of the Indemnified Taxes (the “Demand”). Notwithstanding anything to the contrary in this Agreement, the obligations of Cantor contained in this Section 5.6(c) shall survive until sixty days after the expiration of the applicable statute of limitations (such date, the “SOL Date”); provided that if BGC Partners notifies Cantor in writing of any claim hereunder prior to the SOL Date, the obligations of Cantor contained in this Section 5.6(c) shall survive until the final resolution of such claim. If Cantor objects to the Demand, then, within 30 days after the delivery of such Demand, Cantor shall notify BGC Partners in writing, which notification shall set forth Cantor’s calculation of the Indemnified Taxes (the “Objection”). Cantor and BGC Partners shall use commercially reasonable efforts to resolve such dispute within 30 days. In the event that Cantor and BGC Partners are unable to resolve such dispute within 30 days, Cantor and BGC Partners shall jointly cause an independent accounting firm reasonably acceptable to each (the “Accounting Firm”) to resolve the disputed items promptly, which resolution shall be final and binding upon Cantor and BGC Partners, provided, that the Accounting Firm’s resolution shall in no case result in Cantor’s liability to BGC Partners exceeding the amount set forth in the Demand or being less than the amount set forth in the Objection. The costs, fees and expenses of the Accounting Firm in resolving such dispute shall be borne equally by Cantor and BGC Partners.

Section 5.7 State Takeover Statutes. Each party to this Agreement shall take all reasonable action necessary to ensure that no Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement. If any Takeover Law becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, each party to this Agreement shall take all reasonable action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such Takeover Law on the Mergers and the other transactions contemplated by this Agreement.

Section 5.8 Delisting. BGC Partners shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to delist the BGC Partners Class A Common Stock from Nasdaq and terminate its registration under the Exchange Act as soon as practicable following the Effective Time.

Section 5.9 Nasdaq Listing. Holdco and BGC Partners shall use their reasonable best efforts to cause the shares of Holdco Class A Common Stock to be issued in connection with the Mergers and the shares of Holdco Class A Common Stock to be reserved for issuance upon settlement or exercise of equity awards in respect of Holdco Class A Common Stock to be listed on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Section 5.10 Cantor Class B Exchange. If Holdco does not issue shares of Holdco Common Stock with an aggregate value of at least $75,000,000 (with the value of each issuance calculated based on the closing market price of Holdco Common Stock on the date of issuance), after the Effective Time and on or prior to the seventh anniversary of the Effective Time (the “Relevant Period”), in connection with mergers, acquisitions and business combinations (including pursuant to equity grants to employees in connection therewith) undertaken by Holdco or any of its Subsidiaries, then Cantor shall cause the applicable members of the Cantor Group to promptly convert a number of shares of Holdco Class B Common Stock equal to the lesser of (a) the Specified Share Number of shares of Holdco Class B Common Stock and (b) the excess of the aggregate amount of shares of Holdco Class B Common Stock held by any member of the Cantor Group as of such time over the Existing Maximum Class B Amount, into shares of Holdco Class A Common Stock on a one-for-one basis. For purposes of this Agreement:

“Specified Share Number” shall mean (a) the number of shares of Holdco Class B Common Stock issued to the members of the Cantor Group in the Holdings Merger pursuant to Section 1.7(c)(i) that is in excess of the Existing Maximum Class B Amount less (b) the aggregate number of shares of Holdco Class B Common Stock, if any, sold or transferred by any member of the Cantor Group to a third party and converted into shares of Holdco Class A Common Stock during the Relevant Period.

“Existing Maximum Class B Amount” shall mean 23.6 million shares of BGC Partners Class B Common Stock.

The Specified Share Number and the Existing Maximum Class B Amount shall be equitably adjusted to take to reflect any stock split, stock dividend, reverse stock split or similar recapitalization with respect to the Holdco Common Stock that occurs during the Relevant Period.

Section 5.11 Termination of Founding Partners. In light of the fact that the Founding Partners shall be “Terminated” under the BGC Holdings LPA once such Founding Partners cease to be Partners of BGC Holdings for any reason, and that the Founding Partners will cease to be Partners of BGC Holdings as a result of the Holdings Reorganization Merger and the Holdings Merger, the parties agree that, unless otherwise consented by Cantor, BGC Holdings GP shall take such actions prior to the Closing as is necessary so that the Founding Partners shall be treated as “Terminated” under the BGC Holdings LPA, so that Cantor may exercise its purchase rights pursuant to Section 12.02(a)(i)(B) and Section 8.08 of the BGC Holdings LPA prior to the Closing as a result of such Termination and with respect to all such Terminated Founding Partners. Unless otherwise consented to by BGC Holdings GP and Cantor, in connection with such Termination, BGC Holdings shall pay to such Founding Partners, as consideration for the redemption of the non-exchangeable Founding Partner Units held by such Founding Partners contemplated by Section 12.02(a)(i)(A) of the BGC Holdings LPA, a number of non-exchangeable HD-Units that are Founding Partner Units equal to the number of non-exchangeable Founding Partner Units that are so redeemed; provided, however, that the foregoing shall not be deemed to change the amount that BGC Holdings is required to pay to redeem or purchase Founding Partner Units for purposes of Section 12.02(a)(i)(B) and Section 8.08 of the BGC Holdings LPA.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Mergers. The obligations of BGC Holdings, the BGC Holdings GP, BGC Partners, Holdco, Merger Sub 1, Merger Sub 2 and Cantor to effect the Mergers are subject to the satisfaction or (to the extent permitted by Law) waiver by BGC Holdings and BGC Partners (acting at the direction of the Joint Committee) at or prior to the Effective Time of the following conditions:

(a) BGC Partners Stockholder Approval. BGC Partners shall have obtained the BGC Partners Stockholder Approval.

(b) Legal Prohibition. No Law shall have been adopted or promulgated, or shall be in effect, and no temporary, preliminary or permanent injunction or order issued by a Governmental Entity of competent jurisdiction shall be in effect, in each case having the effect of making any Merger illegal or otherwise prohibiting consummation of any Merger (any of the foregoing, a “Legal Restraint”).

(c) Nasdaq Listing. The shares of Holdco Common Stock to be issued in the Mergers shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(d) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 6.2 Additional Conditions to Obligations of BGC Partners, Holdco and the Merger Subs. The obligations of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 to effect the Mergers are subject to the satisfaction, or waiver by BGC Partners (acting at the direction of the Joint Committee), at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of BGC Holdings and the BGC Holdings GP contained in Section 3.2(a) shall be true and correct in all material respects, in each case both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date); and (ii) all other representations and warranties of BGC Holdings and the BGC Holdings GP set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “BGC Holdings Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a BGC Holdings Material Adverse Effect. BGC Partners shall have received a certificate of an authorized officer of the BGC Holdings GP to such effect, dated the Closing Date.

(b) Performance of Obligations. Each of BGC Holdings and the BGC Holdings GP shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time. BGC Partners shall have received a certificate of an authorized officer of the BGC Holdings GP to such effect, dated the Closing Date.

(c) Tax Opinion. BGC Partners shall have received an opinion of Tax Counsel, reasonably satisfactory to the Joint Committee of BGC Partners, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Corporate Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the Corporate Merger and the Holdings Merger, taken together, will be treated as a transaction described in Section 351 of the Code. In rendering such opinion, Tax Counsel shall be entitled to receive and rely upon representations contained in certificates of officers of BGC Partners, BGC Holdings, Holdco, Merger Sub 1, Merger Sub 2, Holdings Merger Sub, Cantor and Howard W. Lutnick, reasonably satisfactory in form and substance to such counsel.

Section 6.3 Additional Conditions to Obligations of BGC Holdings. The obligations of BGC Holdings and Holdings Merger Sub to effect the Mergers are subject to the satisfaction, or waiver by BGC Holdings, at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 contained in Section 4.2(a) and Section 4.2(b) shall be true and correct in all material respects, in each case both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date); and (ii) all other representations and warranties of BGC Partners, Holdco, Merger Sub 1, Merger Sub 2 set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “BGC Partners Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a BGC Partners Material Adverse Effect. BGC Holdings shall have received a certificate of an authorized officer of BGC Partners to such effect, dated the Closing Date.

(b) Performance of Obligations. Each of BGC Partners, Holdco, Merger Sub 1 and Merger Sub 2 shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time. BGC Holdings shall have received a certificate of an authorized officer of BGC Partners to such effect, dated the Closing Date.

Section 6.4 Additional Conditions to Obligations of Cantor. The obligations of Cantor to effect the Mergers are subject to the satisfaction, or waiver by Cantor, at or prior to the Effective Time of the following additional conditions:

(a) Tax Opinion. Cantor shall have received an opinion of Tax Counsel, reasonably satisfactory to Cantor, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Corporate Merger and the Holdings Merger, taken together, will be treated as a transaction described in Section 351 of the Code. In rendering such opinion, Tax Counsel shall be entitled to receive and rely upon representations contained in certificates of officers of BGC Partners, BGC Holdings, Holdco, Merger Sub 1, Merger Sub 2, Holdings Merger Sub, Cantor and Howard W. Lutnick, reasonably satisfactory in form and substance to such counsel.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time (except as provided below, whether before or after the BGC Partners Stockholder Approval has been obtained) as follows:

(a) by mutual written consent of BGC Partners and BGC Holdings;

(b) by either BGC Holdings or BGC Partners, if the Effective Time shall not have occurred on or before the date that is six months following the date hereof (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date;

(c) by either BGC Holdings or BGC Partners, if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal any Merger shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted;

(d) by BGC Holdings, if BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of BGC Holdings, Holdco, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that any condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from BGC Holdings to BGC Partners and (B) the Termination Date; provided that BGC Holdings shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if BGC Holdings or the BGC Holdings GP is then in material breach of any representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of BGC Holdings or the BGC Holdings GP shall have become untrue, in either case such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied;

(e) by BGC Partners, if BGC Holdings or the BGC Holdings GP shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of BGC Holdings or the BGC Holdings GP shall have become untrue, in either case such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from BGC Partners to BGC Holdings and (B) the Termination Date; provided that BGC Partners shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that any condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied; or

(f) by either Cantor or BGC Partners, if Tax legislation is proposed or enacted that, if implemented, could materially increase the Taxes directly or indirectly borne by the partners of Cantor or BGC Holdings or the stockholders of BGC Partners (including, without limitation, as a result of an increase in the corporate income Tax rate or as a result of an increase in the dividend Tax rate) if the Mergers were completed as compared to if the Mergers were not completed; provided that the parties hereto agree that the enactment of the Tax legislation approved by the Ways and Means Committee on September 15, 2021 shall not be deemed to result in such adverse Tax consequences.

(g) by BGC Partners, if Cantor shall fail to execute and deliver a support agreement substantially in the form attached as Exhibit C within one business day following the execution of this Agreement.

Any termination by, or with the consent of, BGC Partners must be authorized by the Joint Committee. The party seeking to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other parties in accordance with Section 8.7.

Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall terminate and there shall be no liability or obligation on the part of any party to the other (except that this Section 7.2, Section 7.3, Section 7.4 and Article VIII shall survive any such termination); provided that termination of this Agreement shall not relieve any party from any liability or damages incurred or suffered by a party to the extent such liability or damages were the result of or arise out of fraud or any Intentional Breach of any covenant or agreement in this Agreement occurring prior to such termination.

Section 7.3 Amendment. This Agreement may be amended by BGC Holdings and BGC Partners, at any time, provided that (a) after obtaining the BGC Partners Stockholder Approval, no amendment shall be made that by Law requires further approval by the stockholders of BGC Partners, without approval by such stockholders, (b) no amendment to this Agreement shall be made without approval of the Joint Committee and (c) any amendment to Section 5.10, Section 6.1, Section 6.4, Section 7.1(f) or this Section 7.3 shall require the prior written consent of Cantor. This Agreement may not be amended except by an instrument in writing signed on behalf of each of BGC Holdings and BGC Partners.

Section 7.4 Waiver. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in a written instrument signed on behalf of such party (including, in the case of BGC Partners, the Joint Committee). The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms contemplate performance in whole or in part after the Effective Time.

Section 8.2 Disclosure Schedules. The inclusion of any information in the Disclosure Schedule accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information or any similar information is required to be listed in such Disclosure Schedule or that such information or any similar information is material to any party or the conduct of the business of any party. Disclosure in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement only to the extent that it is reasonably apparent on the face of such Disclosure Schedule that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto.

Section 8.3 Successors and Assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that each of Holdco, Merger Sub 1, Merger Sub 2 and Holdings Merger Sub may assign its rights and obligations under this Agreement to another wholly owned Subsidiary of BGC Partners without the consent of the other parties. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

Section 8.4 Governing Law; Jurisdiction; Specific Performance.

(a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any other state or federal court within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.

(b) EACH PARTY HERETO HEREBY ON BEHALF OF ITSELF AND THE OTHER MEMBERS OF THE BGC PARTNERS INC. GROUP OR THE BGC HOLDINGS GROUP, AS APPLICABLE, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(b).

(c) The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 7.2). Any requirements for the securing or posting of any bond in connection with or as a condition to obtaining any such remedy are waived. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any person at law or in equity.

Section 8.5 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and consummation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

Section 8.6 Severability; Construction.

(a) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, and all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

Section 8.7 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:

If to BGC Holdings or the BGC Holdings GP:

c/o BGC Partners, Inc.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

with a copy to (such copy not to constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: David K. Lam

                 Raaj S. Narayan

Email: DKLam@wlrk.com

            RSNarayan@wlrk.com

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: William D. Regner

                 Sue Meng

Email: wdregner@debevoise.com

            smeng@debevoise.com

If to BGC Partners, Holdco, Merger Sub 1 or Merger Sub 2:

c/o BGC Partners, Inc.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

with a copy to (such copy not to constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: David K. Lam

                  Raaj S. Narayan

Email: DKLam@wlrk.com

            RSNarayan@wlrk.com

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: William D. Regner

                  Sue Meng

Email: wdregner@debevoise.com

            smeng@debevoise.com

Any party hereto may change its address for the purpose of this Section 8.7 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon confirmation of successful transmission if sent by email. Copies to outside counsel are for convenience only.

Section 8.8 Entire Agreement. This Agreement and the exhibits and schedules hereto contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.

Section 8.9 Parties in Interest. Except for the rights to continued indemnification and insurance following the Effective Time pursuant to Section 5.2 (of which in each case the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries), nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.

Section 8.10 Section and Paragraph Headings; Interpretation. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. A reference in this Agreement to “$” or “dollars” is to U.S. dollars. For purposes of determining the U.S. dollar equivalent of any amounts in a foreign currency, the parties shall use the applicable foreign exchange rate as published by The Wall Street Journal on the date hereof. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words imparting the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof. Each reference to a “wholly owned Subsidiary” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by Law to be held by a director or nominee).

Section 8.11 Counterparts. This Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.

Section 8.12 Joint Committee Matters. The Joint Committee may pursue any action or litigation with respect to breaches of this Agreement on behalf of BGC Partners.

Section 8.13 Definitions. As used in this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, BGC Holdings, the BGC Holdings GP and the other members of the BGC Holdings Group shall not be considered Affiliates of BGC Partners or any other member of the BGC Partners Inc. Group.

“APSU” shall mean (i) prior to the Holdings Reorganization Effective Time, “APSU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“AREU” shall mean (i) prior to the Holdings Reorganization Effective Time, “AREU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“ARPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “ARPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Global Opco Group” shall mean BGC Global Opco and its Subsidiaries.

“BGC Holdings Exchangeable Limited Partnership Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Exchangeable Limited Partnership Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings Exchange Ratio” shall mean “Exchange Ratio” as defined in the BGC Holdings LPA.

“BGC Holdings Exchange Right Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Exchange Right Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings Founding Partner Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Founding Partner Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings General Partnership Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “General Partnership Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings Group” shall mean BGC Holdings and its Subsidiaries (other than any member of the BGC U.S. Opco Group or the BGC Global Opco Group).

“BGC Holdings Limited Partnership Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Limited Partnership Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings LPA” shall mean the Second Amended and Restated Agreement of Limited Partnership of BGC Holdings, dated as of December 13, 2017, as amended.

“BGC Holdings Regular Limited Partnership Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Regular Limited Partnership Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings REU Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “BGC Holdings REU Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings Special Voting Limited Partnership Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Special Voting Limited Partnership Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Holdings Working Partner Interest” shall mean (i) prior to the Holdings Reorganization Effective Time, “Working Partner Interest” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“BGC Partners Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of BGC Partners.

“BGC Partners Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of BGC Partners.

“BGC Partners Closing Price” shall mean the average of the closing price per share of BGC Partners Class A Common Stock on each of the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date.

“BGC Partners Common Stock” shall mean the BGC Partners Class A Common Stock and the BGC Partners Class B Common Stock, as applicable.

“BGC Partners Group” shall mean BGC Partners, BGC Holdings, BGC U.S. Opco and BGC Global Opco and each of their respective Subsidiaries.

“BGC Partners Inc. Group” shall mean BGC Partners and its Subsidiaries (other than any member of the BGC Holdings Group, BGC U.S. Opco Group or BGC Global Opco Group).

“BGC Partners Separation Agreement” means the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners, LLC, BGC U.S. Opco, BGC Global Opco and BGC Holdings.

“BGC U.S. Opco Group” shall mean BGC U.S. Opco and its Subsidiaries.

“Board of Directors” shall mean, with respect to any Person, the Board of Directors of such Person.

“Business Day” shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York City are permitted or required to be closed.

“Cantor Group” means Cantor and its Subsidiaries (other than any member of the BGC Partners Group or Newmark Group), Howard W. Lutnick and/or any of his immediate family members as so designated by Howard W. Lutnick and any trusts or other entities controlled by Howard W. Lutnick.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Disclosure Schedule” shall mean the disclosure schedule delivered by the parties on the date hereof.

“Exchange Ratio” shall mean one.

“Founding Partner” shall have the meaning ascribed to such term under the BGC Holdings LPA.

“Founding Partner Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, “Founding Partner Unit” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Entity” shall mean any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

“Grant Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, “Grant Unit” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“HD-Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, any Unit designated as a “High Distribution Unit,” a “High Distribution II Unit,” a “High Distribution III Unit” or a “High Distribution IV Unit,” in each case as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Holdco Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of Holdco.

“Holdco Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of Holdco.

“Holdco Common Stock” shall mean the Holdco Class A Common Stock and the Holdco Class B Common Stock, as applicable.

“Intentional Breach” shall mean, with respect to any agreement or covenant, an action or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such agreement or covenant.

“Interest” shall have the meaning set forth in the BGC Holdings LPA.

“IRS” shall mean the United States Internal Revenue Service.

“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.

“LPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “LPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Material Adverse Effect” shall mean, when used with respect to a Person, any event, change, effect or development that, individually or in the aggregate, would or would reasonably be expected to prevent the ability of such Person to consummate the transactions contemplated hereby.

“Nasdaq” shall mean the Nasdaq Global Select Market.

“Newmark Group” means Newmark Group, Inc. and each of its Subsidiaries.

“NLPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NLPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Non-Participating Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, “Non-Participating Unit” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“NPLPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NPLPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“NPPSU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NPPSU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“NPREU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NPREU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“NPSU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NPSU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“NREU” shall mean (i) prior to the Holdings Reorganization Effective Time, “NREU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Organizational Documents” shall mean any charter, certificate of incorporation, certificate of limited partnership, certificate of formation, articles of association, bylaws, limited partnership agreement, limited liability company agreement, operating agreement or similar formation or governing documents and instruments.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, other entity or group (as defined in the Exchange Act).

“PLPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “PLPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PPSE” shall mean (i) prior to the Holdings Reorganization Effective Time, “PPSE” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PPSI” shall mean (i) prior to the Holdings Reorganization Effective Time, “PPSI” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PPSU” shall mean (i) prior to the Holdings Reorganization Effective Time, “PPSU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Preferred Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, “Preferred Unit” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PREU” shall mean (i) prior to the Holdings Reorganization Effective Time, “PREU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Proceeding” shall mean any claim, demand, action, suit, proceeding, subpoena, litigation or investigation.

“PRPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “PRPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PSE” shall mean (i) prior to the Holdings Reorganization Effective Time, “PSE” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PSI” shall mean (i) prior to the Holdings Reorganization Effective Time, “PSI” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“PSU” shall mean (i) prior to the Holdings Reorganization Effective Time, “PSU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“Regulatory Law” shall mean all national, federal or state, domestic or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, affecting competition or market conditions through merger, acquisition or other transaction or effectuating foreign investment.

“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives.

“Restricted Partnership Unit” shall mean “Restricted Partnership Unit” as defined in the BGC Holdings LPA.

“Rights” shall mean, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any partnership or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“RPU” shall mean (i) prior to the Holdings Reorganization Effective Time, “RPU” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

“SEC” shall mean the United States Securities and Exchange Commission.

“Subsidiary” shall mean, when used with respect to any Person, (a) any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or other business entity, of which a majority of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Tax Counsel” shall mean Wachtell, Lipton, Rosen & Katz (or other nationally recognized counsel reasonably acceptable to the Joint Committee and Cantor).

“Tax Return” shall mean a report, return, certificate, form or similar statement or document, including any amendment thereof or any attachment thereto, supplied to or filed with or required to be supplied to or filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” shall mean all U.S. federal, state or local or non-U.S. taxes, including income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, personal property, real property, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated and other taxes of any kind whatsoever and any similar governmental fees and charges, including any interest, penalties or additions imposed with respect thereto; and “Tax” shall mean any one of them.

“Trading Day” shall mean with respect to BGC Partners Class A Common Stock, a day on which shares of BGC Partners Class A Common Stock are traded on Nasdaq.

“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.

“Unit” shall (i) prior to the Holdings Reorganization Effective Time, have the meaning set forth in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, mean the corresponding Equivalent Holdings Equity Interest.

“Working Partner Unit” shall mean (i) prior to the Holdings Reorganization Effective Time, “Working Partner Unit” as defined in the BGC Holdings LPA and (ii) at and after the Holdings Reorganization Effective Time, the corresponding Equivalent Holdings Equity Interest.

Section 8.14 Index of Defined Terms. The following terms used in this Agreement have the meanings ascribed to them on the pages indicated below:

Page
Accounting Firm	30
Affiliate	41
Agreement	1
APSU	41
AREU	41
ARPU	41
BGC Global Opco	1
BGC Global Opco Group	41
BGC Holdings	1
BGC Holdings Exchange Ratio	42
BGC Holdings Exchange Right Interest	42
BGC Holdings Exchangeable Limited Partnership Interest	41
BGC Holdings Founding Partner Interest	42
BGC Holdings General Partnership Interest	42
BGC Holdings GP	1
BGC Holdings Group	42
BGC Holdings Limited Partnership Interest	42
BGC Holdings LPA	42
BGC Holdings Material Adverse Effect	18
BGC Holdings Regular Limited Partnership Interest	42
BGC Holdings REU Interest	42
BGC Holdings Special Voting Limited Partnership Interest	42
BGC Holdings Working Partner Interest	42
BGC Opcos	1
BGC Partners	1
BGC Partners Board	2

BGC Partners Board Recommendation	24
BGC Partners Book-Entry Share	6
BGC Partners Certificate	6
BGC Partners Class A Common Stock	42
BGC Partners Class B Common Stock	43
BGC Partners Closing Price	43
BGC Partners Common Stock	43
BGC Partners Equity Awards	12
BGC Partners Group	43
BGC Partners Inc. Group	43
BGC Partners Indemnified Person	26
BGC Partners Material Adverse Effect	22
BGC Partners Preferred Stock	22
BGC Partners Restricted Stock Award	12
BGC Partners RSU Award	12
BGC Partners Separation Agreement	43
BGC Partners Stockholder Approval	24
BGC U.S. Opco	1
BGC U.S. Opco Group	43
Board of Directors	43
Business Day	43
Cancelled Shares	6
Cantor	1
Cantor Group	43
Certificate of Corporate Merger	3
Certificate of Holdings Merger	3
Certificate of Holdings Reorganization Merger	3
Certificates of Merger	3
Class A Stock Consideration	11
Class B Stock Consideration	7
Closing	3
Closing Date	3
Code	43
Consent Solicitation Statement	27
Contract	20
Corporate Merger	2
Demand	30
DGCL	1
DLLCA	1
DRULPA	1
Effective Time	3
Equivalent Holdings Equity Interest	5
Exchange Act	20
Exchange Agent	13
Exchange Fund	13
Exchange Ratio	43

Excluded Interests	12
Existing Holdings Equity Interest	5
Existing Maximum Class B Amount	31
Form S-4	27
Former Partner Obligations	13
Founding Partner	43
Founding Partner Unit	43
GAAP	44
Governmental Entity	44
Grant Unit	44
HD-Unit	44
Holdco	1
Holdco Class A Common Stock	44
Holdco Class B Common Stock	44
Holdco Common Stock	44
Holdco Preferred Stock	23
Holdco RSA	12
Holdco RSU Award	12
Holdings Merger	2
Holdings Merger Sub	1
Holdings Reorganization Effective Time	3
Holdings Reorganization Merger	1
Indemnified Taxes	30
Intentional Breach	44
Interest	44
IRS	44
Joint Committee	2
Law	44
Legal Restraint	32
Letter of Transmittal	14
Liens	18
LPU	44
Material Adverse Effect	44
Merger Consideration	11
Merger Sub 1	1
Merger Sub 2	1
Merger Subs	1
Mergers	1
Nasdaq	44
Newmark Group	45
NLPU	45
Non-Participating Unit	45
NPLPU	45
NPPSU	45
NPREU	45
NPSU	45
NREU	45
Objection	30

Organizational Documents	45
Other BGC Holdings Limited Partnership Interests	7
Person	45
PLPU	46
PPSE	46
PPSI	46
PPSU	46
Preferred Unit	46
PREU	46
Proceeding	46
PRPU	46
PSE	46
PSI	46
PSU	46
Regulatory Law	46
Relevant Period	31
Representative	46
Restricted Partnership Unit	46
Rights	47
RPU	47
SEC	47
Secretary of State	3
Securities Act	18
SOL Date	30
Specified Share Number	31
Stock Consideration	11
Subsidiary	47
Surviving Corporation	3
Surviving LLC	3
Takeover Laws	21
Tax	47
Tax Counsel	47
Tax Return	47
Taxes	47
Termination Date	34
Trading Day	48
Treasury Regulations	48
Uncertificated Unit	11
Unit	48
Unit Certificate	11
wholly owned Subsidiary	41
Working Partner Unit	48

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President and General Counsel

BGC GROUP, INC.

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President,
General Counsel and Assistant Corporate Secretary

BGC PARTNERS II, INC.

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President,
General Counsel and Assistant Corporate Secretary

BGC PARTNERS II, LLC

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President,
General Counsel and Assistant Corporate Secretary

[Signature Page to Corporate Conversion Agreement]

BGC HOLDINGS MERGER SUB, LLC

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President,
General Counsel and Assistant Corporate Secretary

[Signature Page to Corporate Conversion Agreement]

BGC HOLDINGS, L.P.

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Managing Director,
General Counsel and Assistant Secretary

BGC GP, LLC

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President,
General Counsel and Assistant Corporate Secretary

[Signature Page to Corporate Conversion Agreement]

Solely for purposes of Section 5.6, Section 5.10, Section 5.11, Section 6.1, Section 6.4, Section 7.1(f), Section 7.3 and Article VIII:

CANTOR FITZGERALD, L.P.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

[Signature Page to Corporate Conversion Agreement]

Exhibit A

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BGC GROUP, INC.

BGC Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.	The name of this Corporation is BGC Group, Inc. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on April 21, 2021.

2.

This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.

3.	This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is BGC Group, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be incorporated and organized under the DGCL.

ARTICLE IV

STOCK

SECTION 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,850,000,000 shares, consisting of (i) 50,000,000 shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”), and (ii) 1,800,000,000 shares of Common Stock (the “Common Stock”), of which 1,500,000,000 shares are designated as Class A Common Stock, par value one cent ($0.01) per share (the “Class A Common Stock”), and 300,000,000 shares are designated as Class B Common Stock, par value one cent ($0.01) per share (the “Class B Common Stock”). Shares of Class B Common Stock that are converted into shares of Class A Common Stock shall be retired and not reissued. Shares of Class B Common Stock shall be issued only to (1) BGC Partners, (2) Cantor, (3) any entity controlled by BGC Partners, Cantor or by Howard W. Lutnick and (4) Howard W. Lutnick, his spouse, his estate, any of his descendants, any of his relatives, or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives (the foregoing persons described in clauses (1), (2), (3) and (4), the “Qualified Class B Holders”). For purposes of this Amended and Restated Certificate of Incorporation, (a) “BGC Partners” means BGC Partners, Inc., a Delaware corporation, or any successor to BGC Partners, Inc., including by way of merger, consolidation or sale of all or substantially all of its assets, and (b) “Cantor” means Cantor Fitzgerald, L.P., a Delaware limited partnership, or any successor to Cantor Fitzgerald, L.P., including by way of merger, consolidation or sale of all or substantially all of its assets.

SECTION 2. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Amended and Restated Certificate of Incorporation (hereinafter referred to as this “Certificate of Incorporation”) and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

SECTION 3. Common Stock.

(a) Voting.

(1) At each annual or special meeting of stockholders, and for all other purposes, (A) each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock; and (B) each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock.

(2) Except as otherwise required by law and this Certificate of Incorporation, and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class on all matters voted on by the stockholders of the Corporation.

(3) None of the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock shall have cumulative voting rights.

(b) Dividends; Stock Splits.

(1) Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(2) If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities or options or warrants to purchase shares of Common Stock or other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities) is paid on the shares of Class A Common Stock or the shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be; provided, however, that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as voting securities paid on the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share, such dividend or other distribution shall be deemed to be a like dividend or distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class A Common Stock or Class B Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

(c) Conversion Rights.

(1) Voluntary Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class B Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares (if certificated) during usual business hours at the principal executive offices of the Corporation, or if any agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the “Transfer Agent”), then at the office of the Transfer Agent, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock represented by such certificate or certificates (if certificated), to the extent specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable upon such conversion shall be issued. If required by the Corporation, any shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by the holder of such shares or his, her or its duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of such shares of Class B Common Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, the number of full shares of Class A Common Stock issuable upon the conversion of such shares. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation or the Transfer Agent, as applicable, and, if such shares are evidenced by certificate(s), such certificate(s) representing such shares shall have been surrendered (subject to receipt by the Corporation or the Transfer Agent, as applicable, within thirty (30) days thereafter of any required instruments of transfer as aforesaid), and the person or persons in whose name or names shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

(2) Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock will automatically convert into one (1) share of Class A Common Stock upon any sale, pledge or other transfer (a “Transfer”), whether or not for value, by the initial registered holder thereof, upon any Transfer, other than in each case any Transfer to a Qualified Class B Holder. Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his, her or its shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge meeting these requirements, the pledged shares will not be converted automatically into shares of Class A Common Stock. If the pledged shares of Class B Common Stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of Class A Common Stock upon the occurrence of that action.

(3) Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate or certificates surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

(4) No Conversion Rights of Class A Common Stock. The Class A Common Stock shall not have any conversion rights.

(5) Reservation of Shares of Class A Common Stock. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock for the purposes of effecting conversions of Class B Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

(d) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

(e) Rights Otherwise Identical. Except as expressly set forth in this Certificate of Incorporation, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

SECTION 4. Options, Warrants and Other Rights. The Board of Directors is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(a) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government (each, a “Person”) of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(b) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any Person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a Person, or invalidating or voiding such options, warrants or other rights held by any such Person or transferee; and

(c) permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This Section 4 of Article IV shall not be construed in any way to limit the power of the Board of Directors to create and issue options, warrants or other rights.

ARTICLE V

STOCKHOLDERS

SECTION 1. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

SECTION 2. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

SECTION 3. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or, if the Chairman of the Board is unavailable, by any Chief Executive Officer of the Corporation or by the holders of a majority of the voting power of the Class B Common Stock.

ARTICLE VI

AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to make, adopt, amend and repeal the Bylaws of the Corporation pursuant to a resolution approved by a majority of the Board of Directors or by unanimous written consent. The stockholders may make, adopt, amend, and repeal the Bylaws of the Corporation only with, and in addition to any other vote required by law, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote thereon.

ARTICLE VII

EXCULPATION

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or amendment or modification of this Article VII by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director or officer of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of Article VIII hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment or other modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation in respect of any occurrence or matter arising prior to any such repeal or modification.

SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE IX

CORPORATE OPPORTUNITY

SECTION 1. To the greatest extent permitted by law and except as otherwise set forth in this Certificate of Incorporation:

(a) None of any Cantor Company or any of their respective Representatives shall owe any fiduciary duty to, nor shall any Cantor Company or any of their respective Representatives be liable for breach of fiduciary duty to, the Corporation or any of its stockholders. In taking any action, making any decision or exercising any discretion with respect to the Corporation, each Cantor Company and their respective Representatives shall be entitled to consider such interests and factors as it desires, including its own interests and those of its Representatives, and shall have no duty or obligation (i) to give any consideration to the interests of or factors affecting the Corporation, the Corporation’s stockholders or any other person, or (ii) to abstain from participating in any vote or other action of the Corporation, or any board, committee or similar body of any of the foregoing. None of any Cantor Company or any of their respective Representatives shall violate a duty or obligation to the Corporation merely because such person’s conduct furthers such person’s own interest, except as specifically set forth in Section 1(c) of this Article IX. Any Cantor Company or any of their respective Representatives may lend money to, and transact other business with, the Corporation and its Representatives. The rights and obligations of any such person who lends money to, contracts with, borrows from or transacts business with the Corporation or any of its Representatives are the same as those of a person who is not involved with the Corporation or any of its Representatives, subject to other applicable law. No transaction between any Cantor Company or any of their respective Representatives, on the one hand, with the Corporation or any of its Representatives, on the other hand, shall be voidable solely because any Cantor Company or any of their respective Representatives has a direct or indirect interest in the transaction. Nothing herein contained shall prevent any Cantor Company or any of their respective Representatives from conducting any other business, including serving as an officer, director, employee, or stockholder of any corporation, partnership or limited liability company, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not-for-profit entity, or from receiving any compensation in connection therewith.

(b) None of any Cantor Company or any of their respective Representatives shall owe any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation and its Representatives, or (ii) doing business with any of the Corporation’s or its Representatives’ clients or customers. In the event that any Cantor Company or any of their respective Representatives acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for any Cantor Company or any of their respective Representatives, on the one hand, and the Corporation or any of its Representatives, on the other hand, such Cantor Company or Representatives, as the case may be, shall have no duty to communicate or offer such Corporate Opportunity to the Corporation or any of its Representatives, subject to Section 1(c) of this Article IX. None of any Cantor Company or any of their respective Representatives shall be liable to the Corporation, any of its stockholders or any of its Representatives for breach of any fiduciary duty by reason of the fact that any Cantor Company or any of their respective Representatives pursues or acquires such Corporate Opportunity for itself, directs such Corporate Opportunity to another person or does not present such Corporate Opportunity to the Corporation or any of its Representatives, subject to Section 1(c) of this Article IX.

(c) If a third party presents a Corporate Opportunity to a person who is both a Representative of the Corporation and a Representative of a Cantor Company, expressly and solely in such person’s capacity as a Representative of the Corporation, and such person acts in good faith in a manner consistent with the policy that such Corporate Opportunity belongs to the Corporation, then such person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not have derived an improper personal benefit therefrom; provided that a Cantor Company or any of its Representatives may pursue such Corporate Opportunity if the Corporation shall decide not to pursue such Corporate Opportunity. If a Corporate Opportunity is not presented to a person who is both a Representative of the Corporation and a Representative of a Cantor Company and, expressly and solely in such person’s capacity as a Representative of the Corporation, such person shall not be obligated to present such Corporate Opportunity to the Corporation or to act as if such Corporate Opportunity belongs to the Corporation, and such person shall (i) be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom.

(d) For purposes of this Article IX:

(1) “Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Corporation and its affiliates).

(2) “Corporate Opportunity” means any business opportunity that the Corporation is financially able to undertake, that is, from its nature, in the Corporation’s lines of business, is of practical advantage to the Corporation and is one in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Cantor or their respective Representatives will be brought into conflict with the Corporation’s self-interest.

(3) “Representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person.

SECTION 2. Neither the alteration, amendment, termination, expiration or repeal of this Article IX nor the adoption of any provision inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE X

AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law and by this Certificate of Incorporation, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that (a) any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; (b) the rights of any series of Preferred Stock shall not be amended after the issuance of shares of such series of Preferred Stock except in accordance with the terms of the certificate of designations for such series of Preferred Stock and the requirements of applicable law; (c) the automatic conversion provisions set forth in Section 3(c) of Article IV herein may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock; (d) the number of authorized shares of Class B Common Stock may not be increased or decreased and the rights of the Class B Common Stock (including the rights set forth in this clause (d)) may not be amended, altered, changed or repealed, without the approval of the holders of a majority of the voting power of all outstanding shares of Class B Common Stock; and (e) except as set forth in the following sentence, the rights of the Class A Common Stock (including the rights set forth in this clause (e)) may not be amended, altered, changed or repealed in a manner that is disproportionately materially adverse as compared to other holders of capital stock of the Corporation, without the approval of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the DGCL.

ARTICLE XI

EXCLUSIVE FORUM

Unless the Board of Directors otherwise determines, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a duty or obligation owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or its stockholders, including any claim alleging aiding and abetting of such a breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or agent of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

Exhibit B

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

BGC GROUP, INC.

These Amended and Restated Bylaws (these “Bylaws”) of BGC Group, Inc., a Delaware corporation (the “Corporation”), are effective as of [            ] and hereby amend and restate the previous bylaws of the Corporation in its entirety:

ARTICLE I

OFFICES AND RECORDS

SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), the Chairman of the Board, any Chief Executive Officer or any President.

SECTION 3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that an annual meeting shall not be held at any physical place, but shall instead be held solely by means of remote communication (including virtually) as provided under the DGCL.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Chairman of the Board; or, if the Chairman of the Board is unavailable, by any Chief Executive Officer of the Corporation or by the holders of a majority of the voting power of the Class B Common Stock, par value $0.01 per share, of the Corporation (the “Class B Common

Stock”). Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. The Board of Directors may determine that any special meeting of stockholders shall not be held at any particular place, but shall instead be held solely by means of remote communication. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

SECTION 3. Notice of Stockholder Business and Nominations. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who was a stockholder of record on the record date established for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these Bylaws.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing Directors, nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any stockholder of the Corporation who was a stockholder of record at the record date for the giving of notice of such meeting, who was a stockholder of record on the record date established for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these Bylaws.

For nominations or other business to be properly brought by a stockholder, the stockholder must have given timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an annual meeting of the stockholders of the Corporation, not later than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the date of the Corporation’s proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the one hundred and twentieth (120th) day prior to the date of such proxy statement or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) with respect to a special meeting of stockholders of the Corporation for the election of Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 4 of this Article II hereof or public disclosure of the date of the special meeting was made, whichever first occurs. Any such notice to be given by a stockholder shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in any proxy statement

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relating to the Corporation’s next annual meeting or special meeting, as applicable, and to serve as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein and, if any proposed nomination or business is not in compliance with procedures set forth herein, to declare that such defective proposal or nomination shall be disregarded.

Nothing herein shall be deemed to limit or restrict the procedures required to be followed in connection with stockholder proposals to be brought before a meeting of stockholders pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder.

SECTION 4. Notice of Meetings. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder’s address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall state the place, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to a stockholder at his or her address as it appears on the records of the Corporation.

SECTION 5. Quorum. At any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case, the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority of the voting power of all outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

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SECTION 6. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the voting power of all outstanding shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are otherwise publicly announced or disclosed. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The Board of Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

SECTION 7. Organization. The Chairman of the Board; or, in the absence of the Chairman of the Board, a Chief Executive Officer; or, in the absence of a Chief Executive Officer, a President; or, in the absence of the Chairman of the Board, a Chief Executive Officer and a President, a Vice Chairman, a Chief Operating Officer or a Vice President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and all of the Chief Executive Officers, the Presidents, the Vice Chairman, the Chief Operating Officers and the Vice Presidents, the holders of a majority of the voting power of the outstanding shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours.

SECTION 8. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to

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corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, (a) Directors shall be elected by a plurality of the voting power present in person or represented by proxy at a meeting of stockholders by the stockholders entitled to vote in the election, and (b) whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 9. Inspectors of Election; Opening and Closing the Polls. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors of Election who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner. The chairman of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 10. Stockholder Action by Written Consent. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing (which may be a telecopy, telegram, cablegram or other electronic transmission), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. To be written, signed and dated for the purpose of these Bylaws, a telegram, cablegram or other electronic transmission shall set forth or be delivered with information from which the Corporation can determine (i) that it was transmitted by a stockholder or proxy holder or a person authorized to act for a stockholder or proxy holder, and (ii) the date on which it was transmitted, such date being deemed the date on which the consent was signed. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Number and Tenure. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Each Director shall be elected at the annual meeting of the stockholders, and shall hold office for the full term for which such Director is elected and until such Director’s successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Certificate of Incorporation or these Bylaws; provided that, a majority of the Directors of the Corporation shall qualify as “independent” Directors in accordance with the published listing requirements of the national securities exchange on which the Class A Common Stock, par value $0.01 per share, of the Corporation (the “Class A Common Stock”), is listed.

The number of Directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the Board of Directors. Newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the new Directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 2. Qualifications. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3. Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created Directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

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SECTION 4. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Such meeting may be held by means of remote communication (including virtually).

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, or, if the Chairman of the Board is unavailable, by a Vice Chairman acting jointly with a President. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two (2) days before the meeting or by causing the same to be transmitted by telephone, facsimile, telegram or other electronic transmission at least one (1) day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 7. Quorum. Subject to the provisions of Section 3 of this Article III, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one Director, in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 8. Organization. The Chairman of the Board; or, in the absence of the Chairman of the Board, a Chief Executive Officer; or, in the absence of a Chief Executive Officer, a President; or, in the absence of the Chairman of the Board, a Chief Executive Officer and a President, a Vice Chairman, a Chief Operating Officer or a Vice President shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and all of the Chief Executive Officers, the Presidents, the Vice Chairmen, the Chief Operating Officers and the Vice Presidents, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as secretary of all meetings of the Directors; but in the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation; provided that the members of any such committee shall comply with the independence requirements of such committee, if any, in accordance with the published listing requirements of the national securities exchange on which the Class A Common Stock is listed. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but, without the unanimous approval of all members of the Board of Directors, no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and unless such resolution, these Bylaws, or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in this Article III. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee; provided that the Board shall not have the power to dissolve any committee required by the published listing requirements of the national securities exchange on which the Class A Common Stock is listed. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Each Committee shall keep regular minutes of its meetings and, on no less than a quarterly basis, report such minutes to the Board of Directors.

SECTION 10. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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SECTION 11. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation may include a Chairman of the Board (who can be a Chief Executive Officer), one or more Chief Executive Officers, one or more Presidents, one or more Vice Chairmen, one or more Chief Operating Officers, one or more Chief Financial Officers, one or more Vice Presidents, and one or more Secretaries, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 10 of this Article IV.

The Chairman of the Board, one or more Chief Executive Officers, one or more Presidents, one or more Vice Chairmen, one or more Chief Operating Officers, one or more Chief Financial Officers, one or more Vice Presidents and one or more Secretaries shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

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SECTION 3. Powers and Duties of the Chief Executive Officers. Each Chief Executive Officer shall serve as a chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, a Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

In addition, the Chief Executive Officer(s) shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

SECTION 4. Powers and Duties of the Presidents. Each President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board and a Chief Executive Officer, a President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of a Chief Executive Officer, a President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

SECTION 5. Powers and Duties of the Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as may from time to time be assigned by these Bylaws or by the Chairman of the Board or the Board of Directors.

SECTION 6. Powers and Duties of the Chief Operating Officers. Each Chief Operating Officer shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of Chief Operating Officer. In addition, the Chief Operating Officer(s) shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors, the Chairman of the Board, a Chief Executive Officer or a President.

SECTION 7. Powers and Duties of the Chief Financial Officers. Each Chief Financial Officer shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer(s) shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors, the Chairman of the Board, a Chief Executive Officer or a President.

SECTION 8. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors, the Chairman of the Board, an Executive Officer or a President.

SECTION 9. Powers and Duties of the Secretaries. Each Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer(s) or the President(s) shall

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authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer(s) or the President(s) shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours. Each Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors, the Chairman of the Board, a Chief Executive Officer or a President.

SECTION 10. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Treasurer, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, a Chief Executive Officer or a President.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 11. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

SECTION 12. Voting Upon Securities. Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, any Chief Executive Officer, any President or any Vice President shall have full power and authority on behalf of the Corporation to give consent in writing or to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of holders of interests in any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise in which the Corporation may hold an interest, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such interests. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 13. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

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ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article V, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2. Indemnification Requests. To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as are reasonably available to the claimant and are reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article V, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event that the determination of entitlement to indemnification is to be made by Independent Counsel at the

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request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the 1999 Long-Term Incentive Plan of eSpeed, Inc., in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

SECTION 3. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 2 of this Article V has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than it permitted the Corporation to provide prior to such amendment) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. Binding Determination. If a determination shall have been made pursuant to Section 2 of this Article V hereof that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article V hereof.

SECTION 5. Preclusion. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Article V that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article V.

SECTION 6. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No amendment or other modification of this Article V shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation in respect of any occurrence or matter arising prior to any such repeal or modification.

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SECTION 7. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article V shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

SECTION 8. Indemnification for Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 9. Illegality. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, each portion of this Article V containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 10. Definitions. For purposes of this Article V:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article V.

SECTION 11. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article V shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

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ARTICLE VI

STOCK; SEAL; FISCAL YEAR

SECTION 1. Certificated and Uncertificated Stock. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock or be uncertificated. Certificates for shares of stock of the Corporation, if any, shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, a Chief Executive Officer, a President, a Vice Chairman, a Chief Operating Officer or a Vice President and by a Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any such signature may be a facsimile.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, and in the case of shares of stock represented by certificates, upon surrender and cancellation of such certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article VI.

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SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, prior to, or more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board, a Chief Executive Officer or a President.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

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ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, any Chief Executive Officer, any President, any Vice President, any Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Contracts. Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, any Chief Executive Officer, any President, any Vice Chairman, any Chief Operating Officer or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, any Chief Executive Officer, any President, any Vice Chairman, any Chief Operating Officer or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing or via electronic transmission by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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SECTION 5. Controlled Company. The Corporation shall not elect to be treated as a “controlled company” as defined in the published listing requirements of the national securities exchange on which the Class A Common Stock is listed.

ARTICLE VIII

AMENDMENTS

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting pursuant to a resolution approved by a majority of the Board of Directors or by unanimous written consent of the members of the Board of Directors; but, except as otherwise provided in the Certificate of Incorporation, these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the voting power of all outstanding stock of the Corporation, present in person or by proxy and entitled to vote at any annual meeting or at any special meeting; provided that, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

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EXHIBIT C

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of November 15, 2022 (this “Agreement”), is made by and between BGC Partners, Inc., a Delaware corporation (“BGC Partners”), and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Corporate Conversion Agreement (as defined below).

W I T N E S S E T H

WHEREAS, on November 15, 2022, BGC Partners, BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC GP, LLC, a Delaware limited liability company and the general partner of BGC Holdings (“BGC Holdings GP”), BGC Group, Inc., a Delaware corporation (“Holdco”), BGC Partners II, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Holdco (“Merger Sub 1”), BGC Partners II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Holdco (“Merger Sub 2”), BGC Holdings Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of BGC Holdings (“Holdings Merger Sub” and together with Merger Sub 1 and Merger Sub 2, the “Merger Subs”), and, solely for purposes specified therein, Cantor, entered into a Corporate Conversion Agreement (the “Corporate Conversion Agreement”), pursuant to which, among other things, (i) BGC Holdings will be merged with and into Holdings Merger Sub (the “Holdings Reorganization Merger”), with Holdings Merger Sub as the surviving entity in the Holdings Reorganization Merger, (ii) Merger Sub 1 will be merged with and into BGC Partners (the “Corporate Merger”), with BGC Partners as the surviving entity in the Corporate Merger and becoming a direct wholly owned Subsidiary of Holdco, and (iii) Merger Sub 2 will be merged with and into Holdings Merger Sub (the “Holdings Merger” and together with the Holdings Reorganization Merger and the Corporate Merger, the “Mergers”), with Holdings Merger Sub as the surviving entity in the Holdings Merger and with Holdco becoming the owner of 100% of the limited liability company interests in Holdings Merger Sub (other than the managing member interest and special voting limited liability company interest, which shall be held by BGC Holdings GP), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, Cantor is the record or beneficial owner (as such term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder) of, and has the right to vote and act by written consent with respect to certain shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Shares”, together with all other shares of common stock of the Company to which Cantor is or becomes the owner and has the right to vote or act by written consent with respect to the adoption of the Corporate Conversion Agreement, being collectively referred to herein as the “Shares”);

WHEREAS, Cantor is willing to agree, on the terms and subject to the conditions set forth herein, to vote or consent all of the Shares in a manner so as to facilitate the consummation of the transactions contemplated by the Corporate Conversion Agreement, including the Mergers, upon the terms and subject to the conditions set forth in the Corporate Conversion Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions and Related Matters.

1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Corporate Conversion Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:

“Agreement” shall have the meaning set forth in the Preamble.

“BGC Holdings” shall have the meaning set forth in the Recitals.

“BGC Holdings GP” shall have the meaning set forth in the Recitals.

“BGC Partners” shall have the meaning set forth in the Preamble.

“Cantor” shall have the meaning set forth in the Preamble.

“Corporate Conversion Agreement” shall have the meaning set forth in the Recitals.

“Corporate Merger” shall have the meaning set forth in the Recitals.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) the valid termination of the Corporate Conversion Agreement in accordance with its terms.

“Holdco” shall have the meaning set forth in the Recitals.

“Holdings Merger” shall have the meaning set forth in the Recitals.

“Holdings Merger Sub” shall have the meaning set forth in the Recitals.

“Holdings Reorganization Merger” shall have the meaning set forth in the Recitals.

“Merger Sub 1” shall have the meaning set forth in the Recitals.

“Merger Sub 2” shall have the meaning set forth in the Recitals.

“Merger Subs” shall have the meaning set forth in the Recitals.

“Mergers” shall have the meaning set forth in the Recitals.

“Shares” shall have the meaning set forth in the Recitals.

“Transfer” shall mean, with respect to any Share, any (a) direct or indirect sale, offer to sell, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), grant of an option to purchase, encumbrance or other disposition of such Share to any Person, including those by way of any spin-off (such as through a dividend), sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of control (directly or indirectly) of, any Person holding such Share or otherwise, or (b) any hedging or derivative transactions or other swap or arrangement which transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Share.

1.2 Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; and (h) the word “or” shall not be exclusive.

2. Agreement to Consent and Approve; Transfer of Shares. Within two Business Days following the date that the Form S-4 is declared effective under the Securities Act, Cantor shall execute and deliver (or cause to be executed and delivered) to BGC Partners a written consent with respect to all of the Shares beneficially owned by Cantor at such time approving the adoption of the Corporate Conversion Agreement and the transactions contemplated thereby in accordance with the Delaware General Corporation Law and the organizational documents of BGC Partners, with such consent to be effective on the 20th business day following the date on which BGC Partners has commenced mailing of the Consent Solicitation Statement to the stockholders of BGC Partners. Cantor shall not enter into any tender, voting or other agreement or arrangement with any Person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner that would interfere with the approval by Cantor of the adoption of the Corporate Conversion Agreement and the transactions contemplated thereby, including the Mergers. Any attempt by Cantor to vote, or express consent or exercise dissenters’ rights with respect to (or otherwise to utilize the voting power of), its Shares in contravention of this Section 2 shall be null and void ab initio. Cantor hereby agrees that, from the date hereof until the Expiration Time, it shall not Transfer any of its Shares if such Transfer would prohibit or prevent Cantor from delivering the BGC Partners Stockholder Approval.

3. Representations and Warranties of BGC Partners. BGC Partners hereby represents and warrants to Cantor as follows:

3.1 BGC Partners is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized.

3.2 BGC Partners has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

The execution, delivery and performance by BGC Partners of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by the BGC Partners Board upon the recommendation of the Joint Committee of the BGC Partners Board, and no other entity action on the part of BGC Partners is necessary to authorize the execution, delivery and performance by BGC Partners of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by BGC Partners and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of BGC Partners, enforceable against BGC Partners in accordance with its terms.

4. Representations and Warranties of Cantor. Cantor hereby represents and warrants to BGC Partners as follows:

4.1 Cantor is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.

4.2 Cantor has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Cantor of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Cantor, and no other entity action on the part of Cantor is necessary to authorize the execution, delivery and performance by Cantor of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Cantor and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Cantor, enforceable against Cantor in accordance with its terms.

4.3 The execution and delivery of this Agreement by Cantor and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, Cantor’s Organizational Documents, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Cantor (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, Contract, note, mortgage, indenture, arrangement or other obligation binding upon Cantor, or (c) a conflict with, breach or violation of any Law applicable to Cantor or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of Cantor to perform its obligations under this Agreement on a timely basis.

4.4 As of the date hereof, (a) Cantor is the record or beneficial owner of 45,122,728 Shares (consisting of all Class B Shares), and (b) Cantor and its controlling equityholders have sole voting power over and right to consent with respect to all such Shares. Except as contemplated by this Agreement, Cantor has not entered into any tender, voting or other agreement or arrangement with respect to any Shares or entered into any other contract relating to the voting of any Shares. Any and all proxies in respect of the Shares or are revocable, and with respect to the subject matter of this Agreement, such proxies either have been revoked prior to the date hereof or are hereby revoked.

4.5 As of the date hereof, there is no Action pending or, to the knowledge of Cantor, threatened against Cantor or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to impair the ability of Cantor to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

5. Termination. Other than this Section 5 and Section 9, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any Intentional Breach of this Agreement that occurred prior to such termination.

6. Duties. Cantor is entering into this Agreement solely in Cantor’s capacity as a record or beneficial owner of Shares, and nothing in this Agreement shall apply to any Person with respect to actions taken solely in such Person’s capacity as a director or officer of BGC Partners or any other member of the BGC Partners Group.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in BGC Partners any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Cantor, and BGC Partners shall not have the authority to direct Cantor in the voting or disposition of any Shares, except as otherwise expressly provided herein.

8. No Obligation to Exercise. No provision of this Agreement shall require Cantor to exercise any option, warrant, convertible security or other security or contract right convertible into shares of common stock of the Company; provided, for the avoidance of doubt, that upon any such exercise, the shares of common stock of BGC Partners acquired by Cantor pursuant thereto shall be Shares for all purposes hereunder.

9. Miscellaneous.

9.1 Governing Law: Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any other state or federal court within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.4; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.

9.2 Assignment; Successors and Assigns; No Third Party Rights. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.

9.3 Amendments and Waivers. This Agreement may be amended by BGC Partners and Cantor, at any time, provided that (a) after obtaining the BGC Partners Stockholder Approval, no amendment shall be made that by Law requires further approval by the stockholders of BGC Partners, without approval by such stockholders and (b) no amendment to this Agreement shall be made without approval of the Joint Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of each of BGC Partners and Cantor. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in a written instrument signed on behalf of such party (including, in the case of BGC Partners, the Joint Committee). The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.4 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:

if to Cantor, to

Cantor Fitzgerald, L.P.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

if to BGC Partners, to:

BGC Partners, Inc.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Email: smerkel@cantor.com

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: William Regner, Sue Meng

Email: wdregner@debevoise.com

            smeng@debevoise.com

any party hereto may change its address for the purpose of this Section 9.4 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon confirmation of successful transmission if sent by email.

9.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ON BEHALF OF ITSELF, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Interpretation. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words imparting the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

9.7 Entire Agreement; No Other Representations. This Agreement and the Corporate Conversion Agreement contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.

9.8 Severability; Construction.

(a) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, and all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

9.9 Counterparts. This Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.

9.10 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

9.11 Action by BGC Partners. Actions taken under this Agreement on behalf of BGC Partners will be taken only with the approval of the Joint Committee.

9.12 Injunctive Relief. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that BGC Partners shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.1, without proof of actual damages (and Cantor hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which BGC Partners is entitled at law or in equity. Cantor further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

BGC PARTNERS, INC.

By:
Name:
Title:

[Signature Page to Cantor Support Agreement]

CANTOR FITZGERALD, L.P.

By:
Name:
Title:

[Signature Page to Cantor Support Agreement]

SCHEDULE I

Holdco RSU Award Terms

Type of BGC Holdings Unit	Terms of Holdco RSU Award Issued in the Holdings Merger with Respect to Non-Exchangeable BGC Holdings Units Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non- exchangeable)
Grant Unit

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will convert and settle into Holdco Class A Common Stock ratably over four years following the termination of employment of the holder of such Holdco RSU Award, subject to the holder’s compliance with post-termination obligations set forth in the applicable award agreement

		• Grant Unit - 22,598	• Grant Unit - 89,892

HD-Unit (Founding Partner Unit)

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will convert and settle into Holdco Class A Common Stock ratably over four years following the termination of employment of the holder of such Holdco RSU Award, subject to the holder’s compliance with post-termination obligations set forth in the applicable award agreement

		• HDU - 22,631 • HDUII - 79,819 HDUIII - 213,049 • HDUIV - 71,901	• HDU – 2,307,051 • HDUII – 1,640,492 • HDUIII –2,167,922 • HDUIV – 586,709

HD-Unit (Working Partner Unit)	• Not applicable. HD-Units that are Working Partner Units will redeemed prior to the Holdings Merger into an amount of cash equal to the Capital Account associated with such HD-Units.		• HDU – 1,474,930

Schedule I – Page 1

Type of BGC Holdings Unit	Terms of Holdco RSU Award Issued in the Holdings Merger with Respect to Non-Exchangeable BGC Holdings Units Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
Vested REU/RPU

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will convert and settle into Holdco Class A Common Stock ratably over four years following the termination of employment of the holder of such Holdco RSU Award, subject to the holder’s compliance with post-termination obligations set forth in the applicable award agreement

		• REU (vested and unvested) – 559,298 • RPU (vested and unvested) – 605,425	• REU (vested and unvested) – 1,250,737 • RPU (vested and unvested) – 435,259

Unvested REU/RPU

•  Unvested and will continue to vest on the original vesting schedule applicable to the unvested REU or RPU, as applicable.

•  To the extent that such Holdco RSU Award vests, then (1) it will have a dividend equivalent right when common dividends are paid, so long as the holder of such Holdco RSU Award is employed at the time of payment and (2) it will convert and settle into Holdco Class A Common Stock ratably over four years following the termination of employment of the holder of such Holdco RSU Award, subject to the holder’s compliance with post-termination obligations set forth in the applicable award agreement

		• See above	• See above

PSU

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time; provided that Holdco may agree to a shorter vesting schedule based upon contractual arrangements or as approved by Holdco management

		• PSU – 977,274	• PSU – 17,847,483 • PSU-C – 97,033 • PSU-CV – 549,518

PSI/PSE

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time; provided that Holdco may agree to a shorter vesting schedule based upon contractual arrangements or as approved by Holdco management

		• PSI – 16,027 • PSE – 76,253	• PSI – 3,738,093 • PSE – 4,546,429

Schedule I – Page 2

Type of BGC Holdings Unit	Terms of Holdco RSU Award Issued in the Holdings Merger with Respect to Non-Exchangeable BGC Holdings Units Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non- exchangeable)
NPSU-CV

•  Dividend equivalent right when common dividends are paid only to the extent the original NPSU-CV would have been distribution-earning (e.g., 20% per year over five years until 100% is achieved, so long as the holder of the NPSU-CV is employed and the company and its affiliates generate at least $5 million in revenues for the quarter in which such payment is made), so long as the holder of the Holdco RSU Award is employed at the time of payment

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs

		• 0	• NPSU-CV – 5,941,131

NPSU (other than NPSU-CV)

•  No dividend equivalent right

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs

		• 0	• NPSU – 4,294,599 • NPSU-C - 7,488,926

Holdco RSU Tax Account Terms

Type of BGC Holdings Unit	Terms of Holdco RSU Tax Account Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non- exchangeable)
PPSU/PPSIs/PPSEs

•  Exchangeable: It is expected that these units will be redeemed by BGC Holdings, L.P. immediately prior to the closing of the Holdings Merger and settled in cash (generally paid to taxing authorities).

•  Nonexchangeable: Holdco RSU Tax account (paid in cash) with Preferred Return, paid upon vesting provided that the holder remains employed at time of payment; vests subject to continued employment through the 10th anniversary of Effective Time.

		• PPSU 177,888 • $853,883 PPSI 19,767$83,455 • PPSE 24,579 • $95,699	• PPSU – 7,580,408 • $36,278,191 • PPSI – 1,874,033 • $8,635,850 • PPSE – 2,721,813 $12,529,546 • PPSU-CV - 397,229 $1,818,160 • PPSU-C – 9,052 • $52,499

Schedule I – Page 3

Type of BGC Holdings Unit	Terms of Holdco RSU Tax Account Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non- exchangeable)
PREU/PRPU

•  Exchangeable: It is expected that these units will be redeemed by BGC Holdings, L.P. immediately prior to the closing of the Holdings Merger and settled in cash (generally paid to taxing authorities).

•  Nonexchangeable: RSU Tax account (paid in cash) with Preferred Return, paid upon vesting provided that the holder remains employed at time of payment:

•  If PREU/PRPU was fully vested as of the Effective Time, the vested Holdco RSU Tax account is settled for cash paid ratably over four years post-employment termination, subject to compliance with post-termination obligations.

•  If PREU/PRPU was not fully vested as of the Effective Time, same treatment as vested PREU/PRPU described above if they would have vested at time of employment termination (and if not, forfeited).

		• PREU - 226 • $1,008 • PRPU – 7,002 • $25,520	• PREU – 104,886 • $381,713 • PRPU - 119,831 • $460,134

Schedule I – Page 4

Type of BGC Holdings Unit	Terms of Holdco RSU Tax Account Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
NPPSU- CV

•  Holdco RSU Tax account (paid in cash), with Preferred Return only to the extent the original NPPSU-CV would have received a Preferred Return (e.g., 20% per year over five years until 100% is achieved, so long as the holder of the NPPSU-CV is employed and the company and its affiliates obtain at least $5 million in revenues for the quarter in which such payment is made), vests subject to continued employment through the 10th anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs.

		• 0	• NPPSU-CV - 4,004,814 • $17,700,636

NPPSU (other than NPPSU-CV)

•  Holdco RSU Tax account (paid in cash), no Preferred Return, paid upon vesting provided that the holder remains employed at time of payment; vests subject to continued employment through the 10th anniversary of Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs.

		• 0	• NPPSU - • 2,349,391 • $9,440,914 • NPPSU-C - • 5,472,652 • $21,854,592

Holdco RSA Terms

Type of BGC Holdings Unit	Terms of Holdco RSA Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
LPU-NEW

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSA is employed at the time of payment

•  Will convert and settle into Holdco Class A Common Stock at the two-year anniversary of the Effective Time, subject to the holder’s continued service and other obligations set forth in the applicable award agreement

		• LPU-NEW - 268,595	• LPU-NEW - 428,420

Schedule I – Page 5

Type of BGC Holdings Unit	Terms of Holdco RSA Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
LPU (other than LPU-NEW)

•  Dividend equivalent right when common dividends are paid, so long as the holder of the Holdco RSA is employed at the time of payment

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time; provided that Holdco may agree to a shorter vesting schedule based upon contractual arrangements or as approved by Holdco management

		• LPU – 77,575	• LPU – 12,723,790 • LPU-CV - 189,832

NLPU-CV

•  Dividend equivalent right when common dividends are paid only to the extent the original NLPU-CV would have been distribution-earning (e.g., 20% per year over five years until 100% is achieved, so long as the holder of the NLPU-CV is employed and the company and its affiliates generate at least $5 million in revenues for the quarter in which such payment is made), so long as the holder of the Holdco RSA is employed at the time of payment

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs

		• 0	• NLPU-CV - 1,678,036

NLPU-NEW

•  No dividend equivalent right

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 2nd anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs

		• 0	• NLPU-NEW –22,983,631

NLPU (other than NLPU-CV or NPLPU-NEW)

•  No dividend equivalent right

•  Will vest and settle into Holdco Class A Common Stock only if the holder remains employed through the 10th anniversary of the Effective Time and only if Holdco generates at least $5 million in revenue for the quarter in which the vesting occurs

		• 0	• NLPU - 1,697,191

Schedule I – Page 6

Type of BGC Holdings Unit	Terms of Holdco RSA Issued in the Holdings Merger Pursuant to Section 1.7(c)	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)

PLPUs

•  Exchangeable: It is expected that these units will be redeemed by BGC Holdings, L.P. immediately prior to the closing of the Holdings Merger and settled in cash (generally paid to taxing authorities).

•  Nonexchangeable: Holdco RSA with the same or similar contingencies as the underlying PLPU award and vesting terms and revenue contingencies as may be determined by management.

		• PLPU – 87,795 $430,487 • PLPU-NEW - 55,152 • $266,936	• PLPU -3,557,882 • $19,289,105 • PLPU-CV - 168,598 • $808,579 • PLPU-NEW - 230,688 • $1,182,407

NPLPU	• Holdco RSA with the same or similar contingencies as the underlying NPLPU award and vesting terms and revenue contingencies as may be determined by management.	• 0	• NPLPU -1,086,012 • $4,615,143 • NPLPU-CV -1,497,092 • $6,664,246 • NPLPU-NEW - 8,938,229 • $40,432,070

Former Partner Obligations

Type of BGC Holdings Unit	Treatment in the Holdings Merger	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
Obligations in respect of BGC Holdings Non-Preferred Units previously held by Terminated Partners

•  Potential obligation to deliver BGC Partners Class A common stock to terminated partner will be assumed by Holdco and become a potential obligation to deliver an equivalent number of shares of Holdco Class A Common Stock on the same terms and subject to the same conditions set forth in the underlying separation agreement with the terminated partner.

		• 1,258,072	• 9,569,222

Schedule I – Page 7

Type of BGC Holdings Unit	Treatment in the Holdings Merger	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
Obligations in respect of BGC Holdings Preferred Units previously held by Terminated Partners

•  Potential obligation to deliver cash to terminated partner will be assumed by Holdco and become a potential obligation to deliver an equivalent amount of cash on the same terms and subject to the same conditions set forth in the underlying separation agreement with the terminated partner.

• $6,642,229

Other Units

Type of BGC Holdings Unit	Treatment in the Holdings Merger	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)
General Partnership Interest (Non-Participating Unit)	• Remains outstanding. The general partnership interest is currently held by BGC GP, LLC, a wholly owned subsidiary of BGC Partners, Inc.	• N/A	• N/A

Schedule I – Page 8

Type of BGC Holdings Unit	Treatment in the Holdings Merger	Units Outstanding as of September 30, 2022 (Exchangeable)	Units Outstanding as of September 30, 2022 (Non-exchangeable)

Special Voting Limited Partnership Interest (Non-Participating Unit)	• Remains outstanding. The special voting limited partnership interest is currently held by a wholly owned subsidiary of BGC Partners, Inc.	• N/A	• N/A

Exchangeable Limited Partner Units held by CFLP	• Each unit is converted into Holdco Class B Common Stock as set forth in the Agreement	• 57,252,070	• 0

NREUs (all are non-exchangeable)	• It is expected that these Units will be redeemed by BGC Holdings prior to the Holdings Merger and, therefore, no conversion will be required in the Holdings Merger.	• 0	• NREU – 35,778

APSUs	• It is expected that nonexchangeable APSUs will be redeemed by BGC Holdings prior to the Holdings Merger and, therefore, no conversion will be required in the Holdings Merger.	• APSU – 178,434	• APSU – 107,339

AREUs & ARPUs	• It is expected that nonexchangeable AREUs and ARPUs will be redeemed by BGC Holdings prior to the Holdings Merger and, therefore, no conversion will be required in the Holdings Merger.	• AREU – 628,715 • ARPU – 273,975	• AREU – 133,014 ARPU - 199,382

APREUs	• No Units exist, and therefore no conversion in the Holdings Merger is necessary.	• 0	• 0

NPREUs	• No Units exist, and therefore no conversion in the Holdings Merger is necessary.	• 0	• 0

PPSU-H	• No Units exist, and therefore no conversion in the Holdings Merger is necessary	• 0	• 0

Schedule I – Page 9

•

The “-C” and “-CV” and “-NEW” designations used for a number of Units above are internal record-keeping designations used to delineate certain of their award attributes and are not separate Unit types under the BGC Holdings LPA.

•

Unless explicit vesting conditions are set forth otherwise in the applicable Holdco RSU Award or Holdco RSA notification, it is a condition of vesting that, as of the applicable vesting date: (i) the participant is still employed by, or providing services to, Holdco or any of its parents or subsidiaries as a current employee, director or independent contractor of Holdco or such parent or subsidiary; (ii) the participant has not been notified, or given notice, of employment/service termination; and (iii) the participant has not breached any of his/her/its obligations to Holdco or any of its parents or subsidiaries.

•

Vesting may be accelerated at the discretion of Holdco management (subject, in the case of executive officers, to approval by the Compensation Committee of the Holdco board of directors) for units with vesting terms other than where management discretion is not permitted under the award structure (e.g., LPU-NEW units), or awards may set forth shorter vesting terms or other contingencies, such as:

•

To the extent a Holdco RSU Award or Holdco RSA holder has underlying contractual terms that vary from the 10-year cliff vest, those contractual terms shall be replicated as determined appropriate by management.

•

With respect to any Holdco RSU Award, Holdco RSA or Holdco RSU Tax account issued in conversion of a “-C” unit, management may shorten the vesting schedule of such Holdco RSU Awards or Holdco RSU Tax account, likely to between 18 months and 10 years, in accordance with its practices for “-C” units. The proceeds from the monetization of such Holdco RSU Awards, Holdco RSA and Holdco RSU Tax account generally will repay existing loans.

•

The Holdco RSU Awards, Holdco RSA and Holdco RSU Tax account as converted from “N” Units may include additional conditions, such that they only vest if, as of the vesting date: (i) Holdco, inclusive of its parents and affiliates, earns, in aggregate, at least $5,000,000 in gross revenues in the calendar quarter in which the applicable Holdco RSU Awards, Holdco RSAs or Holdco RSU Tax accounts would otherwise vest; and (ii) the holder of the Holdco RSU Award, Holdco RSA or Holdco RSU Tax account is still performing substantial services exclusively for an affiliated entity of Holdco, has not given notice of termination of such holder’s services and has not breached any agreement with Holdco or an affiliated entity of Holdco.

•

“Preferred Return” above refers to the lesser of the 2-year treasury bond rate or 2.75% annually, as calculated on the determination amount applicable to the award, as may be adjusted or otherwise determined by management from time to time.

Schedule I – Page 10

Any Units to which a U.S. taxpaying holder currently has any legally binding right, which Unit redemption price is greater than zero, that are not fully vested/exchangeable and settled in fully vested Holdco Class A common stock at the Effective Time, may be subject to limitations on change in time of vesting/settlement/payment/release of shares under IRC Section 409A.

Schedule I – Page 11